UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant under §240.14a-12

AVANTOR, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

avantor™

2025 PROXY STATEMENT

and notice of annual meeting of stockholders

avantor

MESSAGE FROM

OUR CHAIRMAN

We are pleased to invite stockholders to learn more about Avantor's recent progress. We appreciate your vote on related materials in our Proxy Statement at our 2025 Annual Meeting of Stockholders on May 8, 2025, at 11:00 a.m. Eastern Time.

Today, the Company has established itself as a leading global partner for laboratory consumables, bioprocessing materials and medical grade silicone formulations. More than 60% of Avantor's end-market business is in biopharma and healthcare. We support 300,000 labs in 180 countries around the world and Avantor chemicals and materials are currently specified into 85% of the top 20 commercialized biologics.

2024 was a year of important progress across the enterprise. Avantor implemented a new operating model based around two global segments - laboratory solutions and bioscience production - while transforming its cost structure. The new operating model sharpens Avantor's focus on customers' laboratory and production needs, unlocks additional efficiencies and better positions Avantor for long-term growth. These changes are already delivering results. The Company executed on its cost savings initiatives ahead of schedule in 2024 and delivered free cash flow conversion of over 110%. The investments we continue to make in our business build Avantor’s capabilities and competitive differentiators, so the Company is well positioned to capitalize on improving market trends.

This is truly the golden age of science, and Avantor is proud to be an integral part of the breakthrough therapies that are changing lives for patients.

I am proud to lead the Avantor Board of Directors, a group of professionals with extensive experience across life sciences, finance and healthcare. To further bolster the Board's role in driving innovation at Avantor, in 2024 we created a Science and Technology Committee, responsible for overseeing the company's research and development strategies, plans and goals as well as identifying emerging science and technology trends. We also added to the depth and breadth of our Board with the addition of Dame Louise Makin. Dame Louise brings deep operating and M&A experience to the team.

The Board and management team are committed to delivering sustainable value to our customers and stockholders by driving science forward for the benefit of patients.

We value our continued dialogue with our stockholders and consider the feedback we receive as an important input to our decision-making process.

On behalf of our Board, our management team and our thousands of associates around the world, thank you for your support and for your investment in Avantor.

Jonathan Peacock

Chairman

Notice of 2025 Annual Meeting of Stockholders

VIRTUAL STOCKHOLDERS MEETING

The Annual Meeting of Stockholders (“Annual Meeting”) of Avantor, Inc. (“Avantor” or the “Company”) will be held on Thursday, May 8, 2025 at 11:00 a.m. Eastern Time. This year’s Annual Meeting will be a completely “virtual meeting,” conducted via live audio webcast on the Internet. Stockholders will be able to listen to and participate in the meeting online, vote their shares electronically and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/AVTR2025. Participants will need the 16-digit control number included on their Notice of Internet Availability or proxy card to gain access to the meeting. Stockholders of record of Avantor common stock at the close of business on March 14, 2025 will be able to vote online during the meeting. You have received these proxy materials because our Board of Directors is soliciting your proxy to vote your shares at the 2025 Annual Meeting of Stockholders.

The purposes of the meeting are:

1.
to elect the ten directors named in this Proxy Statement to serve a one-year term expiring at the 2026 annual meeting of stockholders;
2.
to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2025;
3.
to approve, on an advisory basis, named executive officer compensation; and
4.
to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Your vote is important. We encourage you to vote by proxy in advance of the Annual Meeting. Whether or not you plan to attend via live audio webcast, we hope you will vote as soon as possible. Your proxy materials include instructions on how to vote, including by Internet. If you hold your shares through a brokerage firm, bank, or other similar entity, please follow their instructions. For more information on how to attend the meeting and vote, see "Questions and Answers About the Meeting and Voting" in the Proxy Statement.

On behalf of Avantor’s Board of Directors,

Claudius O. Sokenu

Executive Vice President, Chief Legal and Compliance Officer and Corporate Secretary

This Notice of 2025 Annual Meeting and Proxy Statement, together with our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, were first made available to stockholders on or about March 28, 2025.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 8, 2025: This Notice and Proxy Statement and our Annual Report are available free of charge at www.proxyvote.com, a site that does not have “cookies” that identify visitors to the site.

Table of Contents

Proxy Summary	1	Pre-Approval Policy for Auditor Services	36

Item 1: Election of Directors	9	Item 3: Advisory Approval of Named Executive Officer Compensation	37
Director Skills Matrix	10
Director Nominees to Serve for a One-Year Term Expiring in 2026	11
		Executive Compensation	38
		Compensation Discussion and Analysis	38
Corporate Governance	16	Executive Summary	39
The Structure and Role of the Board of Directors	17	Compensation Philosophy & Objectives – How We Make Compensation Decisions	44
Communications with Directors	23	Elements of Compensation – What We Pay and Why	46
Director Nomination Process	24
Certain Relationships and Related Person Transactions	24	Compensation and Human Resources Committee Report	57

Commitment to Sustainability	25	Executive Compensation Tables	58
Stockholder Engagement Program	28
Code of Ethics and Conduct	29	Pay Ratio Disclosure	67
		Equity Compensation Plans	68
Director Compensation	30
Stock Ownership Guidelines	31	Pay versus Performance Disclosure	69

Stock Ownership Information	32	Householding of Proxy Materials	73
Avantor Stock Ownership	32
Item 2: Ratification of Appointment of		Questions and Answers About the Meeting and Voting	74
Independent Registered Public Accounting Firm	34
Report of the Audit & Finance Committee	35	Other Business	80
Audit and Non-Audit Fees	36
		Appendix A: Non-GAAP Financial Measurements	81

Forward-Looking and Cautionary Statements

Certain of the statements contained in this Proxy Statement are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and are subject to the safe harbor created thereby under the Private Securities Litigation Reform Act of 1995. Forward-looking statements discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. These statements may be preceded by, followed by or include the words “aim,” “anticipate,” “assumption,” “believe,” “continue,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “intend,” “likely,” “long-term,” “near-term,” “objective,” “opportunity,” “outlook,” “plan,” “potential,” “project,” “projection,” “prospects,” “seek,” “target,” “trend,” “can,” “could,” “may,” “should,” “would,” “will,” the negatives thereof and other words and terms of similar meaning.

 We have based these forward-looking statements on our current expectations and projections about future events. Although we believe that our assumptions made in connection with the forward-looking statements are reasonable, we cannot assure you that the assumptions and expectations will prove to be correct. Factors that could contribute to these risks, uncertainties and assumptions include, but are not limited to, the factors described in “Risk Factors” in our most recent Annual Report on Form 10-K, as such risk factors may be updated from time to time in our periodic filings with the SEC. All forward-looking statements speak only as of the date of this Proxy Statement. We undertake no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise other than as required under the federal securities laws.

Proxy Summary

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider. You should read the entire Proxy Statement and Avantor’s 2024 Annual Report on Form 10-K before voting.

2025 ANNUAL MEETING OF STOCKHOLDERS

Time and Date:	11:00 a.m. Eastern Time, May 8, 2025

Location:

Online “virtual meeting” at www.virtualshareholdermeeting.com/AVTR2025. Stockholders will need to enter their 16-digit control number included on their Notice of Internet Availability or proxy card in order to participate.

Record Date:	March 14, 2025

Voting:	Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.

How to Cast Your Vote

Your vote is important! Please cast your vote and play a part in the future of Avantor. You may vote using any one of the following methods. In all cases, you should have your 16-digit control number from your Notice of Internet Availability or proxy card available and follow the instructions.

Internet Before the Annual Meeting at www.proxyvote.com	calling 1-800-690-6903 toll-free from the U.S. or Canada	mail return the signed proxy card	Virtual Meeting only if you are an eligible stockholder or beneficial owner and have registered and obtained a legal proxy
Please refer to the enclosed proxy materials or the information forwarded by your bank, broker, trustee or other intermediary to see which voting methods are available to you.

Web links throughout this document are provided for convenience only, and the content on the referenced website does not constitute a part of this Proxy Statement.

MEETING AGENDA AND VOTING RECOMMENDATIONS

Item 1 –	Election of Each of the Ten Directors Named in this Proxy Statement to Serve a One-Year Term Expiring in 2026	✓ FOR Each Nominee	9

Item 2 –	Ratification of Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for 2025	✓ FOR	34

Item 3 –	Advisory Approval of Named Executive Officer Compensation	✓ FOR	37

2025 Proxy Statement	1

PERFORMANCE Overview

Avantor’s approximately 13,500 associates are focused on our mission of setting science in motion to create a better world. Every day, we support our customers, from scientific discovery and development to commercialization. We are proud of the critical role that Avantor serves in enabling scientific breakthroughs, working side by side with scientists to address some of the greatest challenges and opportunities.

2024 Financial Highlights

*

For information about these non-GAAP financial measurements, including reconciliations to the most directly comparable GAAP-based financial measurements, see "Appendix A - Non-GAAP Financial Measurements."

Key Accomplishments

In 2024, we continued to collaborate with customers to meet growing demand, including investments to grow our mission-critical products and services and enhance our manufacturing and distribution capabilities. In addition, we continued to take actions that position Avantor for long-term growth, including restructuring our business model and initiating a multi-year cost optimization program.

Innovation

Whether providing cutting edge technology designed for the laboratory bench or developing and implementing complex bioprocessing solutions, in 2024, we delivered the innovative products and services required to help our customers spend more of their time focused on science.

2	2025 Proxy Statement

Expanding Capabilities and Improving Productivity

In 2024, we invested at a record level across sales, manufacturing and distribution channels to ensure we are well positioned to meet the evolving needs of our customers:

1. Enriched our e-commerce platform with a new online buying experience designed to simplify ordering and procuring lab and production supplies in the U.S.

2. Implemented significant manufacturing and distribution enhancements, including a state-of-the-art manufacturing facility in Gliwice, Poland; advanced automation and technology installations at our regional distribution center in Bridgeport, N.J. and Visalia, Calif.; and a new distribution facility in Devens, Mass.

3. Signed a virtual power purchase agreement to reduce energy costs and deliver renewable energy to our operations across Europe.

4. Inaugurated an Avantor Business Center in Mexico City, serving North America and Latin America. The new site is modeled after similar ABCs in Europe and Asia. It includes business and corporate functions to enable better stakeholder engagement, customer experience and quality of delivery at the regional level.

Business Evolution and Cost Transformation

In 2024, we fundamentally transformed our company, enabling us to deliver even more value to the scientific community and to our stockholders:

2025 Proxy Statement	3

Stockholder Engagement Highlights

We regularly interact with our stockholders through our stockholder engagement program that reaches current stockholders, market participants and potential investors in a variety of forums including quarterly earnings discussions, investor conferences and investor meetings. Topics include financial and operating performance, corporate strategy and corporate responsibility. Members of our investor relations team and senior management participate in each discussion, with certain engagements including a member of our Board.

For more information on our approach to stockholder engagement and actions we have taken in response to stockholder feedback, see "Corporate Governance — Stockholder Engagement Program." For more information on our stockholder engagement efforts with respect to last year’s say-on-pay vote and executive compensation, see "Executive Compensation — Compensation Discussion and Analysis — 2024 Say-On-Pay and Stockholder Engagement."

CORPORATE GOVERNANCE HIGHLIGHTS

The Company is committed to good corporate governance, which we believe is important to the success of our business and in advancing stockholder interests.

Corporate Governance Highlights include:

Separate Chairman and CEO roles	9 out of 10 Board Members are independent	Regular Executive Sessions of Independent Directors	Risk Oversight by the Full Board and its Committees

Annual Board and Committee Self-Evaluations	Policies Prohibiting Short Sales, Hedging, Margin Accounts and Pledging of stock by Directors and Officers	No classified board	Annual Elections for all Board Members

Proxy access for stockholders	Majority voting standard in uncontested elections of directors and a resignation policy applicable to incumbent directors not receiving the requisite vote	20% threshold for stockholders to call a special meeting

For more information on our corporate governance practices, see “Corporate Governance.”

4	2025 Proxy Statement

BOARD NOMINEES

Avantor’s Board of Directors currently has ten members. All director nominees currently serve on the Board and will be elected for a one-year term expiring at the next annual meeting of stockholders.

The following table provides summary information about each director nominee standing for re-election at the Annual Meeting.

Juan Andres	60	2019	Former President, Strategic Partnerships and Enterprise Expansion, Moderna, Inc.	Yes	Audit & Finance Science & Technology (Chair)

John Carethers, M.D.	61	2021	Vice Chancellor Health Science, University of California San Diego	Yes	Nominating & Governance Science & Technology

Lan Kang	56	2021	President and Chief Executive Officer, Azkarra Therapeutics	Yes	Compensation & Human Resources

Dame Louise Makin	64	2024	Chair, Halma plc	Yes	Audit & Finance

Joseph Massaro	55	2021	Vice Chair, Engineered Components Group, Aptiv PLC	Yes	Audit & Finance (Chair)

Mala Murthy	61	2021	Chief Financial Officer, Teladoc Health, Inc.	Yes	Audit & Finance

Jonathan Peacock	67	2017	Chairman, UCB SA	Yes	Nominating & Governance

Michael Severino, M.D.	59	2020	Chief Executive Officer, Tessera Therapeutics	Yes	Compensation & Human Resources (Chair) Science & Technology

Michael Stubblefield	52	2014	President and Chief Executive Officer, Avantor, Inc.	No	Science & Technology

Gregory Summe	68	2020	Managing Partner, Glen Capital Partners	Yes	Compensation & Human Resources Nominating & Governance (Chair)

2025 Proxy Statement	5

SUSTAINABILITY HIGHLIGHTS

As a global industry leader, we recognize our ability to create a positive impact for our associates, customers, suppliers, stockholders and communities. Throughout 2024, we advanced our corporate sustainability strategy across our four pillars.

People and Culture	• Expand associate engagement opportunities. • Achieve top health & safety performance.
•
Our eight Associate-Centric Teams (ACTs), or employee resource groups, expanded their global reach of participation to exceed industry standard membership – 30% of Avantor associates are members of one or more ACT.
•
Increased associate skill-building with expanded portfolio of offerings resulting in 116,920 on-demand and live learning course completions.
•
Enhanced our Leader Success Model and assessment to develop and measure leader competency in future ready capabilities: Vision & Strategy, Results Through Others, Relationships & Collaboration, Talent Advocate, Curiosity & Innovation, Resilience Though Adversity.
•
Achieved total recordable incident rate (TRIR) of 0.34, continuing to place us in the top quartile for safety performance in our relevant industries.

Innovation and Environment	By 2030: • Reduce absolute Scope 1 and 2 emissions by 50%* • Reduce absolute Scope 3 emissions by 25%* *from a 2020 baseline
•
Completed five more on-site solar installation projects at our distribution and manufacturing facilities in the United States, India, and Europe.
•
Achieved our annual Scope 1 and 2 GHG emissions reduction target.
•
Entered into a ten-year virtual power purchase agreement (VPPA) through the Energize program to deliver new renewable electricity capacity in Europe and cover the majority of our electricity needs in the region with renewable energy.
•
Increased our Environmentally Preferable Products Program to 40,000 SKUs globally.
•
Opened new Bridgewater Innovation Center in New Jersey that doubles previous laboratory and pilot plant capacity.

Community Engagement	• Improve global access to STEM education and healthcare. • Increase associate volunteer hours.
•
In 2024, the Avantor Foundation donated over $1.2 million to programs aligned to its mission to advance science education and provide healthcare to people in underserved communities.
•
Associates volunteered more than 18,000 hours at our corporate sponsored events or through our Dollars for Doers and Volunteer Time Off benefits. This represents an increase of over 85% from prior year.

Governance and Integrity	• Expand Avantor's Responsible Supplier Program.
•
Expanded the Avantor Responsible Supplier Program to enroll 55% of our suppliers by spend in the program.
•
Launched a supplier climate accelerator program to support our suppliers in setting and achieving climate targets.

6	2025 Proxy Statement

EXECUTIVE COMPENSATION HIGHLIGHTS

Our Compensation Objectives

Avantor’s executive compensation is designed to support the longevity and stability of the company by driving long-term business outcomes and promoting strong governance practices. This is done by linking individual pay with Avantor’s performance on a diverse set of measures, including financial and corporate strategic goals. In 2024, these goals included employee inclusion index and reduction in greenhouse gas emissions.

Our executive compensation practices include the following, each of which the Compensation and Human Resources Committee believes reinforces our executive compensation objectives:

✓	Significant percentage of target annual compensation delivered in the form of variable compensation tied to performance	×	Hedging or short sales of Company stock, or pledging of Company stock
		×	Option grants below 100% fair market value
✓	Long-term objectives aligned with the creation of stockholder value	×	Excessive cash severance benefits upon a change of control
✓	Market comparison of executive compensation against a relevant peer group	×	Excessive perquisites or benefits to executives
		×	Repricing of underwater stock options under our long-term incentive plan
✓	Robust stock ownership guidelines
✓	Use of an independent compensation consultant reporting directly to the Compensation and Human Resources Committee	×	Tax gross-ups of perquisites or 280G excise taxes (except as applicable to management employees generally in connection with relocation or expatriate assignments)

✓	Compensation recovery “clawback” policy for our annual cash-based incentive and all equity-based long-term incentive programs, including time-based equity awards
		×	Payment of unearned dividends prior to vesting
✓	An additional Dodd-Frank compliant compensation recovery “clawback” policy applicable to current and former executive officers in the event of a financial restatement
✓	Regular engagement with our stockholders and implementation of enhancements based on feedback received
✓	‘Double-trigger’ change-in-control vesting provision

2025 Proxy Statement	7

Our Compensation Mix

All senior executives have a large portion of compensation that is variable and covers annual and multi-year performance periods. Long-term awards are designed to align executives with Avantor’s long-term performance using performance-based equity in the form of Performance Stock Units, Stock Options, and Restricted Stock Units.

CEO	Average other NEO(1)

8%
BASE SALARY
14%
SHORT-TERM INCENTIVE
78%
LONG-TERM INCENTIVE
92%
VARIABLE PERFORMANCE BASED
VARIABLE PERFORMANCE BASED

18%
BASE SALARY
82%
VARIABLE
PERFORMANCE
BASED
68%
LONG-TERM
INCENTIVE
14%
SHORT-TERM
INCENTIVE
VARIABLE PERFORMANCE BASED

(1)
Reflects average annualized base salary, target short-term incentive and target long-term incentive for NEOs employed on December 31, 2024.

8	2025 Proxy Statement

Item 1 Election of Directors

At this Annual Meeting, all directors will be elected for a one-year term expiring at the next annual meeting of stockholders.

The biographies below describe the business experience of each director nominee standing for re-election. Following the biographical information for each director nominee, we have listed the specific experience and qualifications of that nominee that strengthen the Board of Directors’ collective qualifications, skills and experience.

In considering each director nominee for election at the Annual Meeting, the Nominating and Governance Committee assessed the contributions of those directors recommended for re-election in the context of the Board evaluation process and other perceived needs of the Board. When considering whether the directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of our business and structure, the Board focused primarily on the information discussed in each Board member’s biographical information in "Item 1 Election of Directors — Director Nominees to Serve for a One-Year Term Expiring in 2026" and skills and experience in "Item 1 Election of Directors — Director Skills Matrix" set forth below. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business. This process resulted in the Board’s nomination of the incumbent directors named in this Proxy Statement and proposed for election by you at the upcoming Annual Meeting.

The Board expects that each of the nominees listed below will be available for election as a director. However, if one or more of the nominees is not available for election, the persons named in the form of proxy have advised that they will vote for any substitute nominees as the Board may nominate. If a nominee is not available for election or is otherwise unable to serve as a director, the Board may reduce its size or choose a substitute nominee.

The Board of Directors unanimously recommends a vote “FOR” the election of each of the directors listed below to the Board for a one-year term expiring in 2026.

2025 Proxy Statement	9

DIRECTOR SKILLS MATRIX

Our directors possess relevant skills and experience that contribute to a well-functioning Board that effectively oversees our strategy and management.

Board leadership as a Board chair, lead director or committee chair equips directors to lead our Board and its Committees	✓			✓	✓		✓	✓		✓

Financial expertise as a finance executive or CEO brings valuable experience to the Board and our management team			✓	✓	✓	✓	✓	✓	✓	✓

M&A/transactional experience helps the Board and our management team assess acquisition opportunities consistent with our strategic priorities and long-range plans			✓	✓	✓	✓	✓		✓	✓

Operations experience increases the Board’s understanding of our manufacturing operations, services opportunities and distribution footprint	✓				✓		✓		✓	✓

Regulatory/legal/public policy experience helps the Board assess and respond to an evolving business and healthcare regulatory environment	✓	✓		✓		✓	✓	✓	✓	✓

International experience brings critical insights into the opportunities and risks of our international businesses	✓		✓	✓	✓	✓	✓	✓	✓	✓

Digital/cybersecurity experience increases the Board’s awareness of advances in technology, cybersecurity and information systems management					✓	✓			✓

Research, development & innovation experience helps the Board and our management team assess new product design and development opportunities consistent with our strategic priorities	✓	✓	✓					✓	✓

Human capital management experience helps oversee our talent/leadership development, employee compensation and employee engagement efforts	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

10	2025 Proxy Statement

DIRECTOR NOMINEES TO SERVE FOR A ONE-YEAR TERM EXPIRING IN 2026

Director since: 2019 Age: 60 Committees: • Science & Technology (Chair) • Audit & Finance

Mr. Andres has served on our Board since September 2019 and is currently a member of the Audit & Finance and Science & Technology Committees. Most recently, Mr. Andres served as the President, Strategic Partnerships and Enterprise Expansion for Moderna, Inc., a biotechnology company specializing in mRNA vaccines and therapeutics, a position he held from January 2023 until May 2023 when he retired. Previously, he served as Moderna’s Chief Technical Operations and Quality Officer from August 2017 to December 2022. From 2005 to 2017, Mr. Andres served in several leadership positions at Novartis AG, a global healthcare company, most recently serving as the Global Head of Technical Operations (Manufacturing and Supply Chain) and before that as Group Novartis Quality Head, Global Head of Technical Research and Development, and Global Pharmaceuticals Operations Head. Prior to 2005, Mr. Andres spent 18 years at Eli Lilly Company, a global healthcare company, serving in a variety of leadership positions. Mr. Andres served on the board of directors and as a member of the Nominating and Corporate Governance and Science and Technology Committees of Evelo Biosciences, Inc. from 2019 to 2023. Mr. Andres holds a master’s degree in Pharmacy from Alcala de Henares University in Madrid, Spain and has completed an advanced development program at the London Business School.

Experience and Qualifications

Mr. Andres’ senior leadership experience, including as a chief operations officer, and his extensive experience in pharmaceutical manufacturing, supply chain and technical research, along with his independence, make him a valuable member of our Board.

Director since: 2021 Age: 61 Committees: • Nominating & Governance • Science & Technology

Dr. Carethers has served on our Board since July 2021 and is currently a member of the Nominating & Governance and Science & Technology Committees. He is the Vice Chancellor for Health Sciences at the University of California San Diego, a position he has held since January 2023. In this role, he leads the School of Medicine, Skaggs School of Pharmacy and Pharmaceutical Sciences, the Herbert Wertheim School of Public Health and Human Longevity Science, and UC San Diego Health. Previously, Dr. Carethers served as the John G. Searle Professor and Chair of the Department of Internal Medicine at the University of Michigan Medical School based in Ann Arbor, Michigan, from 2009 until 2022, where he was named the C. Richard Boland Distinguished University Professor in 2017. Prior to that time, Dr. Carethers served in a variety of roles at the University of California San Diego, including as a Professor of Medicine and Chief of the Division of Gastroenterology. Additionally, he was elected as a member of the National Academy of Medicine in 2012 and became an elected fellow of the Royal College of Physicians in 2021. Dr. Carethers is a past President of the American Gastroenterological Association, past President of the Association of American Physicians, and is currently on the Board of Directors of American Association for Cancer Research. Dr. Carethers holds an M.D., as well as a bachelor of science in biological sciences from Wayne State University, completing his internship and residency in internal medicine at Massachusetts General Hospital and his fellowship in gastroenterology at the University of Michigan.

Experience and Qualifications

Dr. Carethers’ senior leadership experience at a medical institution and extensive research experience in familial cancer syndromes, including tumor genetics, DNA mismatch repair, and colorectal cancer disparities, along with his independence, make him a valuable member of our Board.

2025 Proxy Statement	11

Director since: 2021 Age: 56 Committees: • Compensation & Human Resources

Ms. Kang has served on our Board since April 2021 and is currently a member of the Compensation & Human Resources Committee. Ms. Kang currently serves as President and Chief Executive Officer of Azkarra Therapeutics, an early-stage biotechnology company, a position she has held since March 2025. Prior to that, she served in senior leadership roles at CBC Group, a healthcare-focused private equity investment firm headquartered in Singapore, including as Senior Managing Director Emeritus, Operating Partner from April 2024 to March 2025 and Senior Managing Director and Head of Portfolio Management from December 2020 to April 2024. Between 2010 and 2019, Ms. Kang served in a variety of leadership roles at Fosun International, a Hong Kong Stock Exchange-listed, consumer-focused multinational company, including Executive Board Director, Head of the Fosun Insurance Group and Chief Human Resources Officer of Fosun Group. Prior to Fosun, she was a Senior Client Partner at Korn Ferry International and was an Engagement Manager at McKinsey & Company. In the past five years, Ms. Kang also served as non-executive board director of I-MAB Biopharma and Everest Medicine. Ms. Kang holds an MBA in healthcare management from the Wharton School of the University of Pennsylvania, a master’s degree in chemistry from Tulane University and a bachelor’s degree in biological science and technology from Zhejiang University in Hangzhou, China.

Experience and Qualifications

Ms. Kang’s extensive experience in healthcare and biopharma, senior leadership experience, including as a chief human resources officer, current and past experience as a board member at other companies and her expertise in finance, strategy, international business transactions, along with her independence, make her a valuable member of our Board.

Director since: 2024 Age: 64 Committees: • Audit & Finance

Dame Louise has served on our Board since November 2024 and became a member of the Audit & Finance Committee in 2025. Dame Louise currently serves as non-executive chair of the Halma plc Board of Directors. From October 2004 to August 2019, Dame Louise served as the Chief Executive Officer of BTG plc, a leading interventional medicine business, which was acquired by Boston Scientific. Prior to her role at BTG plc, Dame Louise held leadership positions at Baxter Healthcare, most recently as President of Biopharmaceuticals Europe. She has also served as non-executive director at Intertek Group plc, Atotech Ltd., Theramex Group, Premier Foods plc and Woodford Patient Capital Trust plc. Dame Louise holds both a master's degree in natural sciences and a Ph.D. in material sciences from the University of Cambridge and earned an MBA from The Open University in Milton Keynes, England. Since 2015, she is an Honorary Fellow of St. John's College, Cambridge and she became a Dame Commander of the Order of the British Empire in 2014.

Experience and Qualifications

Dame Louise's senior leadership experience in the life sciences industry, including as a chief executive officer, and her expertise in strategy, business transactions and strategic growth, along with her independence, make her a valuable member of our Board.

12	2025 Proxy Statement

Director since: 2021 Age: 55 Committees: • Audit & Finance (Chair)

Mr. Massaro has served on our Board since November 2021 and is currently Chair of the Audit & Finance Committee. Mr. Massaro is currently Vice Chair, Engineered Components Group at Aptiv PLC, a global technology company, a position he has held since November 2024. Prior to that, he served as Aptiv's Chief Financial Officer and Senior Vice President, Business Operations from March 2016 to November 2024. Earlier in his career, he held several senior executive positions at Aptiv, including Vice President and Corporate Controller. He was also Chief Financial Officer at inVentiv Health and a Managing Director at Liberty Lane Partners. Mr. Massaro earned an MBA and a master of science in accounting from Northeastern University. He holds a bachelor of science in finance and economics from Bentley University.

Experience and Qualifications

Mr. Massaro’s senior leadership experience, including as a chief financial officer, and his expertise in international business transactions, information technology and systems management, strategy and financial accounting (including qualification as an audit committee financial expert), along with his independence, make him a valuable member of our Board.

Director since: 2021 Age: 61 Committees: • Audit & Finance

Ms. Murthy has served on our Board since October 2021 and is currently a member of the Audit & Finance Committee. Ms. Murthy currently serves as the Chief Financial Officer for Teladoc Health, Inc., a telemedicine and virtual healthcare company, a position she has held since June 2019. Prior to that, Ms. Murthy held several senior executive positions at American Express, most recently as Chief Financial Officer of the Global Commercial Services segment. She also previously served in various leadership positions with PepsiCo, leading high growth business units. Ms. Murthy earned an MBA from the India Institute of Management, a master’s degree in public and private management from Yale School of Management, and a bachelor’s degree in computer science and engineering from Jadavpur University in India.

Experience and Qualifications

Ms. Murthy’s senior leadership experience, including as a chief financial officer, and her expertise in international business transactions, information technology and systems management, financial accounting and strategic growth (including qualification as an audit committee financial expert), along with her independence, make her a valuable member of our Board.

2025 Proxy Statement	13

Director since: 2017 Age: 67 Committees: • Nominating & Governance

Mr. Peacock has served as our Chairman since May 2022 and has served on our Board since April 2017. He is a member of the Nominating & Governance Committee. Mr. Peacock also serves as Chair of the Board of Directors at UCB SA. Mr. Peacock served as the Chief Financial Officer of Amgen, Inc., a biopharmaceutical company, from 2010 to 2014 and was the Chief Financial and Administrative Officer of the Pharmaceuticals Division of Novartis AG, a global healthcare company, from 2005 to 2010. Previously, he was a partner at McKinsey and Price Waterhouse. More recently, Mr. Peacock served as Chairman and as Chief Executive Officer of Bellerophon Therapeutics, Inc., as a founder and Chairman of Arix Bioscience plc, and as a director of Kite Pharma and Genmab A/S. Mr. Peacock earned a master’s degree in Economics from the University of St. Andrews in Scotland and is a Chartered Accountant.

Experience and Qualifications

Mr. Peacock’s prior senior leadership experience at several companies, including as chief executive officer and chief financial officer, current and past experience as a board member at other companies, and his expertise in finance, strategy, international business transactions, mergers and acquisitions and operations along with his independence, make him a valuable member of our Board.

Director since: 2020 Age: 59 Committees: • Compensation & Human Resources (Chair) • Science & Technology

Dr. Severino has served on our Board since April 2020 and is currently Chair of the Compensation & Human Resources Committee. He also is currently a member of the Science & Technology Committee. Dr. Severino currently serves as Chief Executive Officer of Tessera Therapeutics, Inc., a biotechnology company, a position he has held since June 2022. Prior to that, he served as Vice Chairman and President of AbbVie Inc., a pharmaceutical company, as well as its Executive Vice President, Research & Development and as its Chief Scientific Officer. He also spent 10 years at Amgen, Inc., serving in a variety of leadership positions, including Senior Vice President, Global Development, and Chief Medical Officer. Dr. Severino also served on the board of directors for the Field Museum in Chicago, Illinois from 2015 through 2022. He earned an M.D. from Johns Hopkins University, completing his residency and fellowship training at Massachusetts General Hospital and Harvard Medical School, as well as a bachelor’s degree in biochemistry from the University of Maryland.

Experience and Qualifications

Dr. Severino’s extensive leadership experience, including as a chief executive officer, and his current and past experience in research and development and corporate strategy for leading companies focused on developing life-saving therapies for patients, along with his independence, makes him a valuable member of our Board.

14	2025 Proxy Statement

Director since: 2014 Age: 52 Committees: Science & Technology

Mr. Stubblefield became our President and Chief Executive Officer in 2014. In addition, Mr. Stubblefield has served on our Board since May 2014 as a Director and became a member of the Science & Technology Committee in 2025. Prior to joining us, Mr. Stubblefield was a Senior Expert for the Chemicals Practice of McKinsey & Company, a management consulting firm, from 2013 to 2014. Previously, he held a variety of leadership roles at Celanese Corporation, a technology and specialty materials company, from 1994 to 2012. Mr. Stubblefield also served on the board of directors and as a member of the Audit Committee of Ingersoll Rand Inc. from 2022 to 2023. Mr. Stubblefield holds a bachelor of science degree in Chemical Engineering from the University of Utah, as well as an MBA from Texas A&M University-Corpus Christi.

Experience and Qualifications Mr. Stubblefield’s leadership role and extensive knowledge of our business, strategy and industry on an international basis make him a valuable member of our Board.

Director since: 2020 Age: 68 Committees: • Nominating & Governance (Chair) • Compensation & Human Resources

Mr. Summe has served on our Board since May 2020, is the Chair of the Nominating & Governance Committee and a member of the Compensation & Human Resources Committee. Mr. Summe is the Managing Partner of Glen Capital Partners, an investment fund, which he founded in 2014. He is also a Senior Advisor to Star Mountain Capital. He currently serves on the board of directors of NXP Semiconductors NV, Wheels Up Experience, Inc., and is the chair of the board of GRAIL, Inc. Previously, he was the Managing Director and Vice Chairman of Global Buyout at The Carlyle Group and a Senior Advisor to Goldman Sachs Capital Partners. He also spent 11 years as the Chairman and Chief Executive Officer of PerkinElmer. Before PerkinElmer, Mr. Summe was with AlliedSignal, now Honeywell International, serving as the President of General Aviation Avionics, President of the Aerospace Engines Group and President of the Automotive Products Group. He was also a partner at McKinsey & Co. In the past five years, Mr. Summe served as a director of State Street Corporation (2001 to May 2025), Virgin Orbit Holdings USA (2021 to 2023) and as co-founder of NextGen Acquisition Corp I & II (2020 to 2021). Mr. Summe holds an MBA with distinction from The Wharton School of the University of Pennsylvania, a master’s degree in electrical engineering from University of Cincinnati and a bachelor’s degree in electrical engineering from University of Kentucky. He is in the Hall of Distinction at the University of Kentucky.

Experience and Qualifications

Mr. Summe’s extensive leadership experience as a board member and formerly as a chief executive officer in key industries, including life sciences and applied materials, along with his independence, make him a valuable member of our Board.

2025 Proxy Statement	15

Corporate Governance

Our success is built and sustained by the trust we have earned from our customers, suppliers, distributors, associates, business partners and investors. Part of this trust stems from our commitment to good corporate governance. The framework for our governance practices is found in our Corporate Governance Guidelines, which outline the operating principles of our Board of Directors and the composition and working processes of our Board and its committees. The Nominating and Governance Committee periodically reviews our Corporate Governance Guidelines and developments in corporate governance and periodically recommends proposed changes to the Board for approval.

Below are key highlights of our corporate governance practices:

Board Membership and Participation

✓
Directors are expected to spend the time needed and meet as often as necessary to discharge their responsibilities properly.
✓
Directors are expected to make every effort to attend all meetings of the Board, meetings of the committees of which they are members and any meeting of Stockholders.
✓
It is expected that no director will serve on more than five public company boards (including Avantor’s Board).
✓
It is expected that no member of the Audit and Finance Committee will serve on more than three public company audit committees (including Avantor’s Audit and Finance Committee).
✓
Directors who also serve as executive officers or in equivalent positions generally should not serve on more than two public company boards (including Avantor’s Board).

Prohibitions against Short Sales, Hedging, Margin Accounts and Pledging

Our Insider Trading Policy contains restrictions applying to all directors, officers and employees that, among other things:

✓
prohibit short sales of Avantor securities and derivative or speculative transactions in Avantor securities;
✓
prohibit the use of financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of Avantor securities; and
✓
prohibit holding Avantor securities in margin accounts or pledging Avantor securities as collateral for a loan.

Robust Stockholders Rights

✓
Directors are elected under a “majority voting” standard in uncontested elections. In addition, directors who do not receive the requisite votes for re-election must resign, subject to acceptance of such resignation by the Board.
✓
Each stockholder, or a group of up to 20 stockholders, that has continuously owned for three years at least 3% of our outstanding common shares, may nominate and include in the annual meeting proxy materials up to the greater of two directors or 20% of the number of directors serving on the Board, if the stockholder(s) and the nominee(s) meet the requirements specified in our fourth amended and restated bylaws ("bylaws").
✓
The Company does not currently have a rights plan (or "poison pill") in place and would adopt one only if the Board determines that it is in the best interests of its stockholders, and it is subject to stockholder approval within a reasonable time thereafter.

16	2025 Proxy Statement

✓
Future action by stockholders to alter, amend or repeal our fourth amended and restated certificate of incorporation can be approved by the affirmative vote of a majority of the outstanding stock entitled to vote thereon, and if applicable, a majority of the outstanding stock of each class entitled to vote thereon as a class.
✓
Stockholders of record who own common shares representing at least 20% of the relevant voting power continuously for at least one year can call a special meeting of stockholders, provided that the stockholders satisfy specified requirements.

THE STRUCTURE AND ROLE OF THE BOARD OF DIRECTORS

Board Leadership Structure

The Company’s Board is led by Jonathan Peacock, a non-executive Chairman. The Board believes that it is in the best interest of the Company and its stockholders for Mr. Peacock to continue to serve as Chairman of the Board. Mr. Peacock possesses significant knowledge and experience in our industry and a deep understanding of Avantor’s strategic objectives, all of which will continue to benefit the Company during the year ahead. We believe that having an independent, non-executive Chairman emphasizes the importance of the Board’s objectivity and independence from management and best promotes the effective functioning of the Board’s oversight role. Mr. Peacock’s responsibility is to ensure that our Board functions properly and to work with our President and Chief Executive Officer to set the Board’s agenda. We expect him to facilitate communications among our directors and between the Board and senior management. While Mr. Peacock provides independent leadership, he also works closely with our Chief Executive Officer to ensure that our directors receive the information that they need to perform their responsibilities, including discussing and providing critical review of the matters that come before the Board and assessing management’s performance.

Although we believe that the separation of the Chairman and Chief Executive Officer positions is appropriate corporate governance for us at this time, our Board believes that the Company and stockholders are best served by maintaining the Board’s flexibility to determine whether and when the Chairperson and CEO positions should be separate or combined to provide the appropriate leadership.

The Board’s Oversight of Strategy

The Board is deeply engaged and involved in overseeing the Company’s long-range strategy, including evaluating key market opportunities, customer and supplier trends and competitive developments. This also includes aspects of our corporate sustainability and governance initiatives that relate to our strategy. The Board’s oversight of risk is another integral component of the Board’s oversight and engagement on strategic matters. Strategy-related matters are regularly discussed at Board meetings and, when relevant, at Committee meetings. We also dedicate at least one Board meeting every year to an even more intensive review and discussion of the Company’s strategic plan. Matters of strategy also inform committee-level discussions of many issues, including enterprise risk. Engagement of the Board on these issues and other matters of strategic importance continues in between meetings, including through updates to the Board on significant items and discussions between the CEO and our Chairman on a periodic basis. Each director is expected to bring to bear their own talents, insights, and experiences to these strategy discussions.

2025 Proxy Statement	17

The Board’s Role in Risk Oversight

While senior management has primary responsibility for managing risk, the Board has responsibility for risk oversight with specific risk areas delegated to relevant Board committees who report on their deliberations to the full Board. The specific risk areas of focus for the Board and each of its committees are summarized below.

Enterprise Risk Management

The Board uses the ERM program as a key tool for understanding the inherent risks facing Avantor and assessing whether management’s processes, procedures and practices for mitigating those risks are effective. The ERM assessment is led by our internal ERM function and assesses key risks related to strategies, finances, operations, compliance, personnel and external factors. The ERM approach encourages collaborative and constructive communication, facilitates effective tracking, testing, planning and goal setting for key risks and enhances preparedness for senior leaders and the Board in addressing emerging risks and opportunities. In 2024, the ERM program included consideration of risks in six distinct risk categories and seventeen key risks overall. Each key risk has an Executive Leader assigned as the risk owner, and each risk deemed to be the highest risk receives additional ongoing oversight.

18	2025 Proxy Statement

Both the Audit and Finance Committee and the Board review the results of the annual ERM assessment. During the reviews, Avantor’s Senior Director of ERM, partnering with each Executive Leader risk owner, presents the results of the ERM assessment in a manner designed to provide full visibility into the risks facing Avantor and how management is mitigating those risks, thereby enabling the Board to effectively exercise its oversight function. To facilitate continued monitoring and oversight by the Board, key risk areas identified during the ERM process and management’s associated mitigation activities become part of Board and/or committee meeting agendas for the following year.

The Board’s Oversight of Corporate Sustainability Matters

Considering the wide range of sustainability concerns relevant to a company of our size and scale, responsibility for overseeing these matters is distributed across the Board and its committees:

Full Board	Sustainability governance, strategy and risks (through oversight of strategic risks)
Audit and Finance Committee	• Ethics and compliance • Product quality and safety • Data privacy and security
Compensation and Human Resources Committee	• Talent selection, leadership development and performance review • Workplace initiatives and progress • Employee relations • Workplace culture • Workplace health, safety and well-being
Nominating and Governance Committee
•
Governance structures and processes
•
Board organization, independence and structure
•
Board succession and effectiveness
•
Sustainability initiatives, policies, strategy and reporting and disclosure practices
•
Environmental, social and political issues and risks

At the management level, our sustainability matters are lead and coordinated by our Vice President, Global Sustainability and Impact and Senior Vice President, Global Communications and Branding who regularly engage with the Board’s Nominating and Governance Committee. The Vice President, Global Sustainability and Impact is responsible for, including but not limited to:

✓
regularly assessing priorities to identify the most significant topics for our stakeholders;
✓
working closely with senior leaders to integrate sustainability-related priorities into our business operations; and
✓
establishing and managing sustainability-related goals, as well as overseeing the collection, measurement and reporting of corporate sustainability data.

Executive Sessions

To ensure free and open discussion and communication among the non-management directors of the Board, the non-management directors meet in executive session at most Board meetings. The chairman will preside at the executive sessions.

Board Meetings and Attendance

Under Avantor’s Corporate Governance Guidelines, all directors are expected to make every effort to attend all meetings of the Board, meetings of the committees of which they are members and any meeting of stockholders. Directors are encouraged to attend Board meetings and meetings of committees of which they are members in person but may also attend such meetings by telephone or video conference. The Board met five times in 2024, including regularly scheduled and special meetings. Each director attended 75% or more of the aggregate of all meetings of the Board and the committees on which they served during 2024.

2025 Proxy Statement	19

Board and Committee Evaluations

The Board of Directors annually assesses the effectiveness of the full Board, the operations of its committees and the contributions of director nominees. The Nominating and Governance Committee oversees the evaluation of the Board as a whole and its committees, as well as individual evaluations of those directors who are being considered for possible re-nomination to the Board.

Director Independence and Independence Determinations

Under our Corporate Governance Guidelines and NYSE rules, a director is not independent unless the Board affirmatively determines that they do not have a material relationship with us or any of our subsidiaries (either directly or as a partner, stockholder or officer of an organization that has a relationship with us or any of our subsidiaries).

Our Corporate Governance Guidelines define an “independent” director in accordance with Section 303A.02 of the New York Stock Exchange ("NYSE") Listed Company Manual. In addition, Audit and Finance Committee and Compensation and Human Resources Committee members are subject to the further independence requirements under Securities and Exchange Commission ("SEC") rules and NYSE listing standards. Our Corporate Governance Guidelines require the Board to review the independence of all directors at least annually.

In the event a director has a relationship with our company that is relevant to their independence and is not addressed by the objective tests set forth in the NYSE independence definition including any relationship described under “Certain Relationships and Related Person Transactions” below, the Board will determine, considering all relevant facts and circumstances, whether such relationship is material.

The Board has affirmatively determined that each of Juan Andres, John Carethers, Lan Kang, Dame Louise Makin, Joseph Massaro, Mala Murthy, Jonathan Peacock, Michael Severino, and Gregory Summe is independent under the guidelines for director independence set forth in our Corporate Governance Guidelines and the applicable NYSE listing standards, including with respect to committee memberships.

Committee Charters and Corporate Governance Guidelines

Our commitment to good corporate governance is reflected in our Corporate Governance Guidelines, which describe the Board’s views on a wide range of governance topics. Our Corporate Governance Guidelines and committee charters are reviewed not less than annually by the various committees and, to the extent deemed appropriate in light of emerging practices, revised accordingly, upon recommendation to and approval by the Board.

Our Corporate Governance Guidelines, Audit and Finance, Compensation and Human Resources, Nominating and Governance and Science and Technology Committee charters and other corporate governance information are available on the investor relations portion of our website at www.avantorsciences.com under “Investors: Governance.” Any stockholder also may request them in print, without charge, by contacting the Corporate Secretary: Avantor Inc., Corporate Secretary’s Office, Radnor Corporate Center, Building One, Suite 200, 100 Matsonford Road, Radnor, PA 19087.

20	2025 Proxy Statement

Committees of the Board

There are four standing committees of the Board. The information below sets forth the Board committees, the members of each of the committees as of March 14, 2025 and the number of times the respective committees met in 2024:

Audit and Finance Committee

Our Audit and Finance Committee consists of Joseph Massaro, Juan Andres, and Mala Murthy with Joseph Massaro serving as chair and Dame Louise joining in 2025. Our Audit and Finance Committee is responsible for, among other things:

•
selecting and hiring our independent auditors, and approving the audit and non-audit services to be performed by our independent auditors;
•
assisting the Board of Directors in evaluating the qualifications, performance and independence of our independent auditors;
•
assisting the Board of Directors in monitoring the quality and integrity of our financial statements and our accounting and financial reporting;
•
reviewing the adequacy and effectiveness of our internal control over financial reporting processes;
•
reviewing with management and our independent auditors our annual and quarterly financial statements;
•
establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;
•
overseeing the Company’s internal audit function;
•
preparing the audit committee report that the SEC requires in our annual Proxy Statement; and
•
reviewing related-party transactions.

All members of the Audit and Finance Committee have been determined to be “independent,” consistent with our Audit and Finance committee charter, Corporate Governance Guidelines, SEC rules and the NYSE listing standards applicable to boards of directors in general and Audit and Finance Committees in particular. The Board has also determined that each of the members of the Audit and Finance Committee is “financially literate” within the meaning of the listing standards of the NYSE. In addition, the Board has determined that Mr. Massaro and Ms. Murthy qualify as “audit committee financial experts,” as defined by applicable SEC regulations. No committee member currently sits on more than two other public company audit committees.

2025 Proxy Statement	21

Compensation and Human Resources Committee

Our Compensation and Human Resources Committee consists of Michael Severino, Lan Kang, and Gregory Summe, with Michael Severino serving as chair. The Compensation and Human Resources Committee is responsible for, among other things:

•
reviewing and approving corporate goals and objectives relevant to the compensation of our CEO, evaluating our CEO’s performance in light of those goals and objectives, and, together with the other independent directors (as directed by the Board of Directors), determining and approving our CEO’s compensation level based on such evaluation;
•
reviewing and approving, or making recommendations to the Board of Directors with respect to, the compensation of our other executive officers, including annual base salary, bonus, equity-based incentives and other benefits;
•
overseeing the Company’s savings, retirement, health and welfare plans;
•
reviewing the Company’s management development and succession planning process;
•
reviewing and recommending to our Board of Directors with respect to the compensation of our directors; and
•
reviewing and making recommendations with respect to our equity compensation plans.

The Compensation and Human Resources Committee has sole authority to retain or terminate any compensation consultant or other advisor used to evaluate senior executive compensation and may form and delegate authority to subcommittees when appropriate. The Compensation and Human Resources Committee also approves all engagements and services to be performed by any consultants or advisors to the Compensation and Human Resources Committee. To assist the Compensation and Human Resources Committee in discharging its responsibilities, the Committee has retained an independent compensation consultant—Frederic W. Cook & Company (“FW Cook”). The consultant reports directly to the Compensation and Human Resources Committee. For more information about the independence of the Compensation and Human Resources Committee’s consultant, refer to “Compensation Discussion and Analysis — Compensation Philosophy & Objectives — How We Make Compensation Decisions — Guidance from the Independent Compensation Consultant.” For more information on the responsibilities and activities of the Compensation and Human Resources Committee, including its processes for determining executive compensation, see “Executive Compensation — Compensation Discussion and Analysis.”

All members of the Compensation and Human Resources Committee have been determined to be “independent,” consistent with our Compensation and Human Resources Committee Charter, Corporate Governance Guidelines, SEC rules and the NYSE listing standards applicable to boards of directors in general and compensation committees in particular. In addition, all members qualify as “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act.

22	2025 Proxy Statement

Nominating and Governance Committee

Our Nominating and Governance Committee consists of Gregory Summe, John Carethers and Jonathan Peacock, with Gregory Summe serving as chair. The Nominating and Governance Committee is responsible for, among other matters:

•
assisting our Board of Directors in identifying prospective director nominees and recommending nominees to the Board of Directors;
•
overseeing the evaluation of the Board of Directors and management;
•
identifying best practices and recommending corporate governance principles;
•
reviewing developments in corporate governance practices and developing a set of corporate governance guidelines;
•
recommending members for each committee of our Board of Directors; and
•
overseeing sustainability and corporate responsibility.

Science and Technology Committee

Our Science and Technology Committee was established in November 2024 and consists of Juan Andres, John Carethers and Michael Severino, with Juan Andres serving as chair and Michael Stubblefield joining in 2025. The Science and Technology Committee is responsible for, among other matters:

•
reviewing and evaluating the Company’s scientific and technological innovation strategies and research and development plans and goals, including with respect to its capital allocation, business development and acquisition priorities;
•
reviewing and evaluating the Company’s performance relating to its research and development plans and goals;
•
identifying and discussing significant emerging science and technology trends, including their potential impact on the Company’s scientific and technological innovation strategies and research and development goals;
•
reviewing developments in corporate governance practices and developing a set of corporate governance guidelines;
•
assessing the competitive position of the Company’s intellectual property portfolio; and
•
assisting management in overseeing the Company’s Scientific Advisory Board.

COMMUNICATIONS WITH DIRECTORS

The Board of Directors welcomes input and suggestions. Stockholders and other interested parties may communicate with the Board and our Chairman by sending a written communication to the attention of the Company’s Corporate Secretary by mail at Avantor, Inc., Corporate Secretary’s Office, Radnor Corporate Center, Building One, Suite 200, 100 Matsonford Road, Radnor, PA 19087.

2025 Proxy Statement	23

Communications addressed to the Board or to a Board member are distributed to the Board or to any individual director or directors as appropriate. Any such communication is promptly distributed to the director or directors named therein unless such communication is considered, either presumptively or in the reasonable judgment of the Company’s Corporate Secretary, to be improper for submission to the intended recipient or recipients. Examples of communications that would presumptively be deemed improper for submission include, without limitation, solicitations, communications that raise grievances that are personal to the sender, communications that relate to the pricing of the Company’s products or services, communications that do not relate directly or indirectly to the Company and communications that are frivolous in nature.

DIRECTOR NOMINATION PROCESS

Assess Composition and Determine Priorities

The Nominating and Governance Committee considers the skills and experience outlined in our Director Skills Matrix to determine its priorities in seeking out new director candidates for the continuation of healthy Board refreshment.

Solicit and Source a Broad Pool of Candidates

Working with the Chairman of the Board, the Nominating and Governance Committee seeks out a wide-ranging pool of candidates using multiple sources, engaging third-party search firms and receiving input from directors and stakeholders. Our Corporate Governance Guidelines provide that, as part of our search process, the Nominating and Governance Committee actively considers individuals who possess a diversity of ideas.

Candidate Evaluation and Selection

The Nominating and Governance Committee evaluates candidates based on its set priorities and director qualification standards, and the candidates’ qualifications, including each candidate’s strength of character, mature judgment, familiarity with the Company’s business and industry, independence of thought and an ability to work collegially with the other members of the Board. Through this process, the Nominating and Governance Committee seeks to identify qualified director candidates with experience, including, but not limited to, the areas of finance, audit, international business transactions, and board level strategy and makes recommendations to the Board. In addition, stockholders may nominate directors for election at the Company’s annual stockholders meeting by following the provisions set forth in the Company’s bylaws.

2024 Board Refreshment

In 2024, the Board, led by the Nominating and Governance Committee, appointed Dame Louise Makin as new independent director. Dame Louise’s significant industry expertise and track record of overseeing transformative growth initiatives provides invaluable contributions to the Board's oversight of innovation in our portfolio, advancement of our mission and execution of initiatives to create long-term stockholder value.

Proxy Access

The Company’s bylaws include a proxy access provision that allows an eligible stockholder or group of up to 20 eligible stockholders, owning at least 3% of the Company’s outstanding common shares continuously for at least three years, to include in the Company’s proxy materials for an annual meeting of stockholders a number of director nominees up to the greater of two directors or 20% of the Board of Directors, provided the stockholders and nominees satisfy the requirements specified in the bylaws.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The Board of Directors has adopted a written Related Person Transaction Policy to assist it in reviewing, approving and ratifying transactions with related persons and to assist us in the preparation of related disclosures required by the SEC. This Related Person Transaction Policy supplements our other policies that may apply to transactions with related persons, such as the Corporate Governance Guidelines of the Board and the Code of Ethics and Conduct.

Our Audit and Finance Committee is responsible for the review, approval and ratification of “related person transactions” between us and any related person pursuant to a written Related Party Transaction Policy adopted by

24	2025 Proxy Statement

our Board of Directors. “Related party transactions” include any transaction by the Company with a company or other entity that employs a “related party,” or in which a “related party” has a material ownership or financial interest. Under SEC rules, a related person is an officer, director, nominee for director or beneficial holder of more than 5% of any class of our voting securities since the beginning of the last fiscal year or an immediate family member of any of the foregoing. In the course of its review and approval or ratification of a related-person transaction, the Audit and Finance Committee will consider:

•
the nature of the related person’s interest in the transaction;
•
the material terms of the transaction, including the amount involved and type of transaction;
•
the importance of the transaction to the related person and to our Company;
•
whether the transaction would impair the judgment of a director or executive officer to act in our best interest and the best interest of our stockholders; and
•
any other matters the Audit and Finance Committee deems appropriate.

Each director and officer also complete and sign a questionnaire at the end of each fiscal year to confirm that there are no material relationships or related person transactions between such individuals and the Company other than those previously disclosed to Avantor. This ensures that all material relationships and related person transactions are identified, reviewed and disclosed in accordance with applicable policies, procedures and regulations.

Any member of the Audit and Finance Committee who is a related person with respect to a transaction under review will not be able to participate in the deliberations or vote on the approval or ratification of the transaction. However, such a director may be counted in determining the presence of a quorum at a meeting of the committee that considers the transaction.

Arrangements with our Directors and Officers

We have certain agreements with our directors and officers which are described in the sections entitled “Director Compensation” and “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards in 2024” elsewhere in this Proxy Statement.

We entered into indemnification agreements with our officers and directors. These agreements and our bylaws will require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. The indemnification provided under the indemnification agreements will not be exclusive of any other indemnity rights. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, we have been informed that in the opinion of the SEC such indemnification is against public policy and may be unenforceable.

There is currently no pending material litigation or proceeding involving any of our directors for which indemnification is sought.

In the normal course of business, we purchase services, supplies, and equipment from many suppliers and sell goods and services to many customers. In some instances, these transactions occur with companies with which members of our Board have relationships as executive officers. For transactions entered into during 2024, no related person had or will have a direct or indirect material interest.

While not required under the Related Person Transaction Policy, the Board reviewed overall spending with Tessera Therapeutics, where Dr. Severino serves a Chief Executive Officer, GRAIL, Inc., where Mr. Summe serves as the chair of the board, UCB, where Mr. Peacock serves as the chair of the board, and the University of California San Diego, where Dr. Carethers serves as the Vice Chancellor for Health Sciences.

COMMITMENT TO SUSTAINABILITY

Avantor's Science for Goodness sustainability strategy is a key part of our commitment to deliver long-term value to our customers, associates, suppliers, communities and stockholders. This platform aims to foster an inclusive work

2025 Proxy Statement	25

environment, promote innovation for a sustainable future, support and strengthen our communities, and add value to Avantor. We are embedding sustainability throughout our business ensuring our everyday actions generate positive impact.

Science for Goodness: Our Approach to Sustainability.

Our sustainability commitment is led by our Executive Leadership Team and Board of Directors, and is driven by our global associate population. Our impact and purpose are centered on four key commitment pillars – People & Culture, Innovation & Environment, Community Engagement and Governance & Integrity that are aligned with the following UN Sustainable Development Goals: Good Health & Wellbeing, Quality Education, Industry, Innovation and Infrastructure, Reduced Inequalities, and Responsible Consumption and Production.

People and Culture	Innovation and Environment	Community Engagement	Governance and Integrity

People and culture: We empower people to create a better world. Our core values of innovation, customer centricity, accountability, respect and excellence ("ICARE") are embedded within our continuous improvement processes to advance best practices in all we do. At Avantor, goodness comes from how we innovate, collaborate, connect and inspire each other to help build a sustainable future for all.

Innovation and environment: Grounded in collaboration and driven by our customer relationships, our approach to innovation – from scientific discovery to commercial scale – aims to create value for our associates, investors, customers, suppliers and communities at large. As our customers look to us to support their sustainability goals, we are embedding sustainable practices throughout our operations by addressing our greenhouse gas emissions, energy consumption, water usage, and waste, as well as through providing environmentally preferable products for our customers.

While relentlessly focusing on advancing life-changing science, Avantor recognizes its shared responsibility and is committed to addressing key environmental sustainability issues. In 2024, we continued to make progress to reduce our Scope 1 (direct) and Scope 2 (indirect) greenhouse gas ("GHG") emissions, and added Scope 3 emissions tracking to our program. The cross-functional Environmental Task Force, created in 2022, continues to lead this effort whereby Avantor prioritizes investments that will optimize our operational processes, meet our productivity guidelines and lower our operating emissions.

Community engagement: Avantor’s philanthropic initiatives generate positive, enduring impact on the planet, society and the communities where we work and live. We do this through grants from the Avantor Foundation, a private charitable foundation funded by Avantor, and by encouraging our associates to give back through volunteerism, collection drives and other means. Our giving and volunteer efforts focus on increasing Science, Technology, Engineering and Math (STEM) education programs for underserved high school students, providing equitable access to quality healthcare and demonstrating environmental stewardship where Avantor has a presence. In 2024, we once again increased our community impact and programming. Contributing factors include the expansion of our Volunteer Time Off benefit to four additional countries and hosting our second annual Month of Giving campaign.

Governance and integrity: We are committed to practicing responsible corporate governance, adhering to best practices, proactively identifying opportunities for process improvement, and elevating valued partnerships, both internally and externally. This commitment encompasses conducting business in full compliance with applicable laws and regulations, maintaining a high degree of internal conduct and communication standards through our Code of Ethics and Conduct and other internal policies. Through the end of 2024, we have enrolled 55% of our suppliers by spend into our Responsible Supplier Program which is the vehicle to ensure Avantor suppliers are well-positioned to help us meet the sustainability challenges of the future.

26	2025 Proxy Statement

Management and Board Oversight

Avantor’s executive leadership team, comprised of Avantor’s CEO, CFO and executives from across the company, oversee Avantor’s efforts to integrate sustainability and corporate responsibility into our strategic planning, risk management and reporting. Day-to-day responsibility for Avantor’s Sustainability Program resides with a cross-functional representation of leaders headed by the Vice President, Global Sustainability and Impact, who meet regularly to review progress and provide recommendations to the executive team.

At the Board level, the Board as a whole and through the Nominating and Governance Committee, oversees sustainability and corporate responsibility. The Nominating and Governance Committee and Board received regular updates throughout 2024 on the Company’s sustainability reporting and progress against goals under its four sustainability pillars. The full Board received an annual briefing from an outside consultant on the evolving climate and reporting landscape – including what investors expect. Our management team also briefs the Board regularly on the main priorities and feedback from key customers and other stakeholders. The Board has fully supported management's efforts to enhance our energy and emission practices.

Other Board committees also conduct detailed reviews on key corporate sustainability topics; for example, our Compensation and Human Resources Committee oversees the Company’s talent, culture, compensation structure and compensation programs. Throughout the year, we report on CEO and overall leadership succession, review talent/compensation philosophies, provide updates on human capital KPIs and evaluate plan-linkage of sustainability metrics to our annual bonus plan. Our Audit and Finance Committee assists the Board in monitoring cybersecurity risk. We continue to maintain best-in-class governance provisions, including robust stockholder rights, and established a responsible supplier code of conduct that outlines our expectations for suppliers on topics such as sustainability, human rights and compliance.

Reporting

We released our annual Avantor Corporate Sustainability Report in June 2024 that outlines progress made on our four sustainability pillars and highlights how our associates are involved in helping to advance Science for Goodness. Our annual Corporate Sustainability Reports continue to include the Sustainability Accounting Standards Board’s (SASB) reporting disclosure for the Medical Equipment & Supplies, Biotechnology & Pharmaceuticals and Chemicals industries, and the Task Force for Climate Disclosure. We also continue to disclose climate strategies and metrics through CDP (formerly Carbon Disclosure Project). For more information on our sustainability goals, see our website, www.avantorsciences.com, under “Investors: Sustainability.”

2025 Proxy Statement	27

STOCKHOLDER ENGAGEMENT Program

Our Annual Engagement Process

We regularly interact with our stockholders through our stockholder engagement program that reaches current stockholders, market participants and potential investors in a variety of forums including quarterly earnings discussions, investor conferences and investor meetings. Topics include financial and operating performance, corporate strategy and sustainability. Members of our investor relations team and senior management participate in each discussion, with certain engagements including a member of our Board.

We also engage specifically with the governance and sustainability teams of our stockholders through a structured set of engagements throughout the year. We use these engagements to solicit investor input on a variety of topics, with a particular focus on governance and other corporate responsibility-related topics like human capital management and our climate strategy.

Year-Round Stockholder Engagement

throughout quarterly earnings, conferences and investor meetings

SUMMER

- Review Annual Meeting results and engagement feedback with Executive Team and Board
- Begin preparations for fall engagement

FALL

- Conduct “off-season” engagements with investors, coving a wide variety of governance and sustainability-related topics

WINTER

- Review “off-season” feedback from investors
- Prepare Annual Report and Proxy Statement

SPRING

- Conduct “in-season” conversations with investors on specific proxy ballot items
- Host Annual Meeting
- Release Sustainability Report

28	2025 Proxy Statement

Our 2024 Engagement Efforts

Our Board Chairman, Chair of our Nominating and Governance Committee and members of management engaged with stockholders throughout 2024 to provide updates on our strategy and ongoing business review process, Board composition and refreshment, senior leadership transitions, executive compensation, and Corporate Sustainability topics.

Stockholder Engagement Highlights

For more information on our stockholder engagement efforts with respect to last year’s say-on-pay vote and executive compensation, see "Executive Compensation — Compensation Discussion and Analysis — 2024 Say-on-Pay and Stockholder Engagement."

CODE OF ETHICS AND CONDUCT

We have a written Code of Ethics and Conduct that applies to all of the directors, officers and employees, including our President and Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and other senior executive officers. Our Code of Ethics and Conduct sets forth policies and expectations on a number of topics, including conflicts of interest, compliance with laws, use of company assets, and our business practices. A current copy of the Code of Ethics and Conduct is posted on our website at www.avantorsciences.com under “Investors: Governance.”

Were we to amend or waive any provision of our Code of Ethics and Conduct that applies to our principal executive officer, principal financial officer, principal accounting officer or any person performing similar functions, we intend to satisfy our disclosure obligations, if any, with respect to any such waiver or amendment by posting such information on our website at www.avantorsciences.com rather than by filing a Form 8-K. In the case of a waiver for an executive officer or a director, the required disclosure will also be made available on our website.

2025 Proxy Statement	29

Director Compensation

Our director compensation program is designed to attract and retain qualified non-employee directors. With assistance from FW Cook, we developed a market-based program that aligns director compensation with the compensation of our peers. For more information about our peer companies, see "Compensation Philosophy & Objectives — How We Make Compensation Decisions — Benchmarking." Our Compensation and Human Resources Committee reviews non-employee director compensation regularly to confirm that it appropriately addresses time, effort, expertise, and accountability required of active board membership.

Director Fees

Our director compensation program provides for an annual cash retainer plus an annual equity award of restricted stock units.

Annual Cash Retainer	95,000
Annual Equity Award	210,000
Chairman Cash Retainer	170,000
Committee Chair Cash Retainer
Audit and Finance Committee	25,000
Compensation and Human Resources Committee	20,000
Nominating and Governance committee	15,000
Committee Member (excluding Committee Chair) Cash Retainer
Audit and Finance Committee	12,500
Compensation and Human Resources Committee	10,000
Nominating and Governance Committee	7,500

Director cash retainers are paid quarterly in arrears. Director equity awards are issued in restricted stock units, which vest in full on the first anniversary of the Vesting Start Date (as defined in the restricted stock unit agreement); provided, that if the director has continuously provided service to us upon the occurrence of a change in control prior to such dates, all then-unvested restricted stock units will vest. The annual equity-based retainer will be pro-rated for partial years of service.

Each eligible director is also entitled to receive reimbursement for reasonable travel, lodging and other expenses which they properly incur in connection with their functions and duties as a director.

Deferred Compensation

In 2022, the Company began offering our non-employee directors the option of deferring the receipt of his or her annual equity award compensation. Pursuant to this plan, deferrals of common stock are adjusted to reflect the hypothetical reinvestment in additional shares of common stock for any dividends or other distributions on common stock during the deferral period. A non-employee director may elect to have their deferred amounts paid after five years, ten years or at the termination of Board service.

30	2025 Proxy Statement

The following table provides summary information concerning the compensation of the non-employee members of our Board of Directors for the year ended December 31, 2024. The compensation paid to Mr. Stubblefield, our President and Chief Executive Officer, is presented in the Summary Compensation Table and the other compensation tables below. During 2024, Mr. Stubblefield did not receive additional compensation for his services as a director.

Juan Andres	107,500	209,975	317,475
John Carethers	102,500	209,975	312,475
Lan Kang	105,000	209,975	314,975
Dame Louise Makin	14,973	107,563	122,536
Joseph Massaro	120,000	209,975	329,975
Mala Murthy	107,500	209,975	317,475
Jonathan Peacock	272,500	209,975	482,475
Michael Severino	115,000	209,975	324,975
Christi Shaw (3)	39,869	—	39,869
Gregory Summe	120,000	209,975	329,975

(1)
Amounts reflect the director’s cash retainer earned for 2024.
(2)
Amounts reflect the grant date fair value of restricted stock units granted under the 2019 Equity Incentive Plan, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“Topic 718”) disregarding the effects of estimated forfeitures. The assumptions made in the valuation of our equity awards are found in Note 18 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024. As of December 31, 2024, each of the following non-employee directors held the following unvested restricted stock units: Mr. Andres—8,477; Dr. Carethers—8,477; Ms. Kang—8,477; Ms. Makin—4,770; Mr. Massaro—8,477; Ms. Murthy—8,477; Mr. Peacock—8,477; Dr. Severino—8,477; Mr. Summe—8,477.
(3)
Ms. Shaw did not seek re-election at the Company’s Annual Meeting in May of 2024.

STOCK OWNERSHIP GUIDELINES

We have also adopted equity ownership guidelines for our non-employee directors in order to better align our eligible directors’ financial interests with those of our stockholders. Each non-employee director must own shares of common stock in an amount equal to five times (5x) his or her base annual cash retainer (excluding additional annual cash retainers for service as the Chairman of the Board of Directors, lead independent director, committee chairpersons and committee members). Such directors are required to achieve the applicable level of ownership within five years of becoming subject to the requirements and, as of December 31, 2024, all of our non-employee directors were in compliance with the stock ownership guidelines or had not yet completed their fifth year of service.

2025 Proxy Statement	31

Stock Ownership Information

AVANTOR STOCK OWNERSHIP

The following table sets forth information regarding the beneficial ownership of shares of our common stock as of March 3, 2025 by:

(1)
each individual or entity known by us to beneficially own more than 5% of our outstanding common stock,
(2)
each of our named executive officers,
(3)
each of our directors, and
(4)
all of our directors and our executive officers as a group.

The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

Unless otherwise set forth in the footnotes below, (1) each beneficial owner possesses, to our knowledge, sole voting and investment power with respect to the shares listed, subject to community property laws where applicable, and (2) the address of each beneficial owner is c/o Avantor, Inc., Radnor Corporate Center, Building One, Suite 200, 100 Matsonford Road, Radnor, PA 19087.

32	2025 Proxy Statement

Greater than 5% stockholders:

Dodge & Cox(2)	99,145,770	14.6%

BlackRock, Inc.(3)	73,340,480	10.8%

The Vanguard Group, Inc.(4)	65,344, 584	9.6%

T. Rowe Price Inestment Management, Inc.(5)	41, 360,393	6.1%

Named executive officers and directors:

Michael Stubblefield(6)	6,859,552	1.0%

R. Brent Jones	104,167	*

James Bramwell	425,115	*

Benoit Gourdier	39,089	*

Claudius Sokenu	31,526	*

		*
Juan Andres	39,903	*

John Carethers	20,281	*

Lan Kang	21,738	*

Louise Makin	-	*

Joseph Massaro	18,461	*

Mala Murthy	18,632	*

Jonathan Peacock	321,357	*

Michael Severino	34,974	*

Gregory Summe	22,726	*

All Executive Officers and Directors as a Group (16 persons)	8,456,445	1.2%

* Indicates beneficial ownership of less than 1% of the outstanding shares.

(1)
Applicable percentage ownership as of March 3, 2025 is based upon 681,397,790 shares of our common stock outstanding. Amounts include shares subject to stock options that are currently exercisable or are exercisable within 60 days as follows: Mr. Stubblefield (5,179,134), Mr. Jones (94,598), Mr. Bramwell (378,762), Mr. Gourdier (30,528), Mr. Sokenu (22,314), Mr. Peacock (135,210) and all current directors and executive officers as a group (6,260,029).
(2)
Based on information as of December 31, 2024 set for in a Schedule 13G/A dated February 13, 2025, Dodge & Cox reported that it had sole power to vote 93,939,170 shares and sole power to dispose of 99,145,770 shares. No shared voting or dispositive powers were reported. The address for Dodge & Cox is 555 California Street, 40th Floor, San Francisco, CA 94104.
(3)
Based on information as of July 31, 2024 set forth in a Schedule 13G/A dated August 7, 2024. BlackRock, Inc. reported that it had sole power to vote 68,840,768 shares, sole power to dispose of 73,340,480 shares. No shared voting or dispositive powers were reported. The address for BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.
(4)
Based on information as of December 29, 2023 set forth in a Schedule 13G/A dated February 12, 2024, The Vanguard Group, Inc. reported that it had sole power to vote 0 shares, sole power to dispose of 63,832,470 shares, shared power to vote 442,323 shares, and shared power to dispose of 1,512,114 shares. The address for The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.
(5)
Based on information as of December 31, 2024 set forth in a Schedule 13G/A dated February 14, 2025. T. Rowe Price Investment Management, Inc. reported that it had sole power to vote 41,262,714 and sole power to dispose of 41,360,393 shares. No shared voting or dispositive powers were reported. The address for T. Rowe Price Investment Management, Inc. is 100 E. Pratt Street, Baltimore, MD 21201.
(6)
Includes (i) 469,500 shares of common stock held by The Stubblefield GST Family Trust, of which Mr. Stubblefield’s wife is the sole trustee and has voting and investment power over the shares of common stock and (ii) 58,908 shares of common stock held by a grantor retained annuity trust of which Mr. Stubblefield is the sole trustee.

2025 Proxy Statement	33

Item 2 Ratification of Appointment of Independent Registered Public Accounting Firm

The Board of Directors and the Audit and Finance Committee recommend that the stockholders ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2025. The Audit and Finance Committee approved the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2025. Deloitte & Touche LLP is currently our independent registered public accounting firm.

Although the Company is not required to seek stockholder approval of this appointment, the Board believes that doing so is consistent with good corporate governance practices. If the appointment is not ratified, the Audit and Finance Committee will explore the reasons for stockholder rejection and will reconsider the appointment.

We have been advised that a representative of Deloitte & Touche LLP will attend the Annual Meeting of Stockholders. Such representative will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

The Board of Directors recommends a vote “FOR” ITEM 2, the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.

34	2025 Proxy Statement

Report of the Audit and Finance Committee

Management has the responsibility for the Company’s financial statements and overall financial reporting process, including the Company’s systems of internal controls. The independent registered public accounting firm has the responsibility to conduct an independent audit in accordance with generally accepted auditing standards and to issue an opinion on the accuracy of the Company’s consolidated financial statements and the effectiveness of the Company’s internal controls. The Audit and Finance Committee’s responsibility is to monitor and oversee these processes.

The Audit and Finance Committee has reviewed and discussed with management the Company’s audited consolidated financial statements for the year ended December 31, 2024. The Audit and Finance Committee has discussed with the Company’s independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of the Company’s audited consolidated financial statements with generally accepted accounting principles and the matters required to be discussed under the applicable standards of the Public Company Accounting Oversight Board. The Audit and Finance Committee has received from the independent registered public accounting firm the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit and Finance Committee concerning independence and has discussed with the independent registered public accounting firm its independence. In considering the independence of the Company’s independent registered public accounting firm, the Audit and Finance Committee took into consideration the amount and nature of the fees paid to the firm for non-audit services, as described below.

In reliance on the review and discussions described above, the Audit and Finance Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, for filing with the SEC.

Respectfully submitted by the Audit and Finance Committee of the Board of Directors.

Joseph Massaro, Chair

Juan Andres

Mala Murthy

2025 Proxy Statement	35

AUDIT AND NON-AUDIT FEES

Deloitte & Touche LLP served as our independent registered public accounting firm for the fiscal years ended December 31, 2023 and 2024. Fees and expenses for services rendered by Deloitte & Touche LLP in 2023 and 2024 were approved by our Audit and Finance Committee. We have determined that the provision of these services is compatible with maintaining the independence of our independent registered public accounting firm.

The following table presents Deloitte & Touche LLP’s fees and expenses for services rendered to us for the past two fiscal years (in thousands):

Audit Fees(1)	5,186	5,915
Audit-Related Fees(2)	1,000	24
Tax Fees(3)	10	—
All Other Fees(4)	595	135
Total	6,791	6,074

(1)
Audit fees include fees for professional services rendered for the audits of our annual financial statements, international statutory audits and the reviews of our interim financial statements, which were included in the year to which the audit or review related;
(2)
Consist of fees billed for the audit of divested business unit financial statements and separate attestation engagements in connection with statutory audits.
(3)
Consists of fees billed for services rendered in connection with tax compliance, tax advice and tax planning.
(4)
All other fees include professional services rendered in connection with due diligence for a contemplated transaction.

PRE-APPROVAL POLICY FOR AUDITOR SERVICES

The Audit and Finance Committee has the sole and direct responsibility and authority for the appointment, termination and compensation to be paid to the independent registered public accounting firm. The Audit and Finance Committee has the responsibility to approve, in advance of the provision thereof, all audit services and permissible non-audit services to be performed by the independent registered public accounting firm, as well as compensation to be paid with respect to such services.

Our Audit and Finance Committee Charter authorizes the Audit and Finance Committee to delegate authority to pre-approve audit and permissible non-audit services to a member of the Committee. Any decisions made by such member under delegated authority, must be presented to the full Audit and Finance Committee at its next scheduled meeting.

36	2025 Proxy Statement

Item 3 Advisory Approval of Named Executive Officer Compensation

As required pursuant to Section 14A of the Exchange Act, the Board of Directors is asking you to approve, on an advisory basis, the executive compensation programs and policies and the resulting 2024 compensation of our named executive officers disclosed in the Compensation Discussion and Analysis, the compensation tables, notes and narrative in this Proxy Statement. In 2020, the Board adopted and the stockholders approved, annual say-on-pay voting until the next required say-on-frequency vote in 2026.

Our Board of Directors believes that the compensation of our executive officers is aligned with Avantor’s performance, stockholder value creation, and appropriately motivates and retains our executives. We believe our executive compensation program delivers pay that is strongly linked to performance over time.

We engage with stockholders throughout the year, including discussing our compensation programs and practices, and we also obtain feedback through the annual say-on-pay vote. Because the vote is advisory, the result will not be binding on the Compensation and Human Resources Committee and it will not affect, limit or augment any existing compensation or awards. The Compensation and Human Resources Committee will, however, take into account the outcome of the vote when considering future compensation arrangements.

The Board of Directors recommends the following resolution:

RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

The Board of Directors recommends a vote “FOR” ITEM 3, to approve, on an advisory basis, the compensation of the Company’s named executive officers, as stated in the above resolution.

2025 Proxy Statement	37

Executive Compensation

Compensation Discussion and Analysis

This compensation discussion and analysis (our “CD&A”) provides an overview of our executive compensation philosophy and the material elements of compensation awarded to, earned by, or paid to our named executive officers with respect to the year ended December 31, 2024.

Our named executive officers consist of our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers who served in the capacities listed opposite their respective names on December 31, 2024 (collectively, our “named executive officers”). For 2024, the named executive officers are:

Michael Stubblefield Director, President and Chief Executive Officer	R. Brent Jones Executive Vice President and Chief Financial Officer	Benoit Gourdier Executive Vice President, Bioscience Production	James Bramwell Executive Vice President, Sales and Customer Excellence	Claudius Sokenu Executive Vice President, Chief Legal and Compliance Officer

Randy Stone, our former Executive Vice President Laboratory Solutions who departed from Avantor effective June 30, 2024, was also a named executive officer.

This CD&A is divided into three sections:

Executive Summary	✓	2024 Financial Highlights
	✓	Our Executive Compensation Practices
	✓	Our Compensation Philosophy and Objectives
	✓	2024 Compensation Actions for Our Named Executive Officers
	✓	Program Structure and Outcomes
	✓	2024 Say-On-Pay Vote and Stockholder Engagement

Compensation Philosophy & Objectives — How We Make Compensation Decisions	✓	Role of the Compensation and Human Resources Committee and our Executive Officers
	✓	Guidance from Independent Compensation Consultant
	✓	Risk Assessment of Compensation Programs
	✓	Benchmarking

Elements of Compensation — What We Pay and Why	✓

Base Salary, Performance-Based Cash Incentive Compensation, Guaranteed, Sign-on and Discretionary Bonuses, Long-Term Incentive Programs, Other Components, Severance Arrangements, 2019 Employee Stock Purchase Plan

38	2025 Proxy Statement

EXECUTIVE SUMMARY

In 2024, we continued our work with customers in the life sciences and advanced technology industries, providing mission-critical products, services and technologies to enable scientific progress. We earned and expanded customer relationships, advanced our new operating model, drove operational efficiency and positioned the company for growth. We expanded our manufacturing capacity, strengthened our global supply chain and transformed our e-commerce platform and digital offerings for laboratory procurement. The financial measures reflected below are measures that management believes align with the transformation of our operating model and the evaluation of our performance.

2024 financial highlights

*

For information about these non-GAAP financial measurements, including reconciliations to the most directly comparable GAAP-based financial measurements, see "Appendix A - Non-GAAP Financial Measurements."

2025 Proxy Statement	39

Our Executive Compensation Practices

As part of its annual review of our executive compensation program, the Compensation and Human Resources Committee confirmed several long-standing Avantor compensation policies and practices and adopted certain new policies and practices to further align our executive compensation program with stockholder interests.

Our executive compensation practices include the following, each of which the Compensation and Human Resources Committee believes reinforces our executive compensation objectives:

✓	Significant percentage of target annual compensation delivered in the form of variable compensation tied to performance	×	Hedging or short sales of Company stock, or pledging of Company stock
		×	Option grants below 100% fair market value
✓	Long-term objectives aligned with the creation of stockholder value	×	Excessive cash severance benefits upon a change of control
✓	Market comparison of executive compensation against a relevant peer group	×	Excessive perquisites or benefits to executives
		×	Repricing of underwater stock options under our long-term incentive plan
✓	Robust stock ownership guidelines
✓	Use of an independent compensation consultant reporting directly to the Compensation and Human Resources Committee	×	Tax gross-ups of perquisites or 280G excise taxes (except as applicable to management employees generally in connection with relocation or expatriate assignments)

✓	Compensation recovery “clawback” policy for our annual cash-based incentive and all equity-based long-term incentive programs, including time-based equity awards
		×	Payment of unearned dividends prior to vesting
✓	A parallel Dodd-Frank compliant compensation recovery “clawback” policy applicable to current and former executive officers
✓	Regular engagement with our stockholders and implementation of enhancements based on feedback received
✓	‘Double-trigger’ change-in-control vesting provision

40	2025 Proxy Statement

Compensation Philosophy & Objectives

Each year, our Compensation and Human Resources Committee thoroughly reviews our executive compensation program with guidance from its independent compensation consultant, FW Cook. Among the Compensation and Human Resources Committee’s objectives is to establish an executive compensation program that drives above-market results and is designed to attract, retain and motivate high-caliber, execution-oriented executives. We believe the following philosophies have facilitated our ability to compete for talent and have made a key contribution to our long-term success. Our primary executive compensation objectives are to:

Attract and retain talent

Provide a total compensation program that enables the Company to attract, motivate, retain and reward high-performing executives, who have the ability to contribute to our success, and encourage management to place its primary focus on strategic planning and financial and operational priorities to ensure the achievement of our global strategy.

Pay for performance

Support a “pay-for-performance” orientation to provide differentiated rewards for strong financial, operating and individual performance, including the use of cash and equity incentive compensation payments based in part upon our performance to encourage the achievement of short-term and long-term financial and operational objectives.

Market competitive pay	Align the interests of management with those of our other stockholders thereby providing an incentive for, and rewarding, the attainment of objectives that also benefit our stockholders.

2024 Compensation Actions for Our Named Executive Officers

Summary of Actions

Consistent with our executive compensation philosophies and objectives, in establishing 2024 compensation for our named executive officers, the Compensation and Human Resources Committee considered each named executive officer’s prior performance, compensation levels paid to similarly situated officers at the Company, market data and input from the Compensation and Human Resources Committee’s independent compensation consultant, FW Cook. For 2024, the Compensation and Human Resources Committee made the following material decisions with respect to the compensation of our named executive officers:

•
maintained our compensation peer group that provides a robust sample size and alignment between Avantor and median size demographics;
•
compared our executive officers to our compensation peer group and publicly available global salary surveys for organizations of similar size and revenue;
•
maintained an additional peer group of competitive industry peers used as reference for compensation plan designs and trends comparisons; not used in determining pay levels;
•
modified our cash-based incentive compensation plan to include segment goals for our business leaders and individual objectives for all executive officers with a focus on a combination of performance measures that align closely with those that are used by management to set business goals and evaluate our financial results (For more information, see “Executive Compensation — Elements of Compensation — What We Pay and Why — Performance-Based Cash Incentive Compensation”);
•
modified the human capital goal in our cash-based incentive compensation plan to focus on associate sentiment by introducing an inclusion index metric for executive goals, demonstrating our commitment to enhancing our associates' experience; and
•
granted annual equity awards to each of the executive officers after considering our compensation philosophy and the assessment of the executive officer’s expected future contributions, maintaining the weighting of performance

2025 Proxy Statement	41

stock units at one-half with the remainder of the award being made in a mix of stock options and restricted stock units.

Program Structure and Outcomes

The following table provides a summary of the compensation program and performance outcomes for our named executive officers in 2024:

Base Salary	• CEO: 8% • Other NEOs: 18%	• Base salary aligned with others in our peer group and broader market	• Average base salary increase of 5%

Short-Term Incentives	• CEO: 14% • Other NEOs: 14%

Structure:

• 100% performance-based cash incentive

Metrics & Weightings:

Stubblefield, Jones, Bramwell, Sokenu

• 40% Enterprise Revenue

• 20% Enterprise Adjusted Operating Income(1)

• 10% Free Cash Flow

• 5% GHG Emissions Reduction

• 5% Inclusion Index

• 20% Individual Strategic Goals

Gourdier

• 20% Enterprise Revenue

• 20% BPS Segment Revenue

• 10% Enterprise Adjusted Operating Income(1)

• 10% BPS Segment Adjusted Operating Income(1)

• 10% Free Cash Flow

• 5% GHG Emissions Reduction

• 5% Inclusion Index

• 20% Individual Strategic Goals

Features:

• Rigorous pre-set goals

• Company and individual achievement capped at 200% of target

• Enterprise revenue and operating income achieved between threshold and target

• BPS revenue and operating income achieved between target and maximum

• Free cash flow achieved at maximum

• GHG emissions reduction and inclusion index achieved between target and maximum

• Individual strategic goal achievement varied by executive

Long-Term Incentives	• CEO: 78% • Other NEOs: 68%

Structure:

• 50% performance stock units

• 25% stock options

• 25% restricted stock units

Metrics & Weightings (for performance stock units):

• 50% Adjusted EPS Growth

• 50% TSR relative to comparator group

Features:

• 3-year performance period and cliff-vesting for performance stock units

• Rigorous pre-set goals

• 3-year ratable vesting for stock options and restricted stock units

• For the 2022 performance stock units granted for the period of 2022-2024:

o Cumulative Adjusted EPS metric was achieved below threshold (0% payout)

o TSR metric was achieved below threshold (0% payout)

• The weighted average payout was 0% of target

42	2025 Proxy Statement

In order to provide a clearer view of our 2024 compensation program, the charts below demonstrate how our named executive officer compensation is designed to emphasize compensation that is variable, at-risk and long-term oriented (based on target total direct compensation).

CEO	Average other NEO(1)

(1)
Reflects average annualized base salary, target short-term incentive and target long-term incentive for NEOs employed on December 31, 2024.

2024 Say-On-Pay Vote and Stockholder Engagement

We received 93% stockholder support on our 2024 Say-on-Pay proposal, along with support from the major stockholder advisory firms. While pleased with these results, our Compensation and Human Resources Committee and members of management believe ongoing dialogue with stockholders regarding executive compensation is valuable.

In 2024, we continued to communicate with many of our largest stockholders to review our compensation philosophy. The feedback on our executive compensation program included the following key themes:

•
Interest in seeing Free Cash Flow vs. Net Working Capital in the annual cash-based incentive plan
•
Preference in using Adjusted Operating Income vs. Adjusted EBITDA in the cash-based incentive plan
•
Desire to see strong alignment between pay practices and operating model
•
Preference to see performance metrics focused on associate experience in the cash-based incentive plan
•
Visibility to key industry competitors in the peer group
•
Best practice equity treatment: double trigger vesting of awards
Effective for 2024:
✓	Implemented Operating Income and Free Cash Flow as metrics in the 2024 Performance-Based Cash Incentive Compensation Plan
✓	Implemented segment goals for Revenue and Operating Income in the Performance-Based Cash Incentive Compensation Plan
✓	Introduced associate experience performance metrics in alignment with our enterprise focus on employee engagement and experience.
✓	Reduced the individual payout cap from 300% to 200% for all executives to align with market practices
✓	Maintained a reference group of additional industry competitors to monitor program designs and trends comparisons; not used for determining pay levels
✓	Implemented ‘double trigger’ change-in-control vesting provisions for all 2024 and future equity awards

2025 Proxy Statement	43

COMPENSATION PHILOSOPHY & OBJECTIVES — HOW WE MAKE COMPENSATION DECISIONS

Our philosophy is to offer an executive compensation program that enables us to attract, motivate, reward and retain high-performing executives who are capable of creating and sustaining value for our stockholders over the long term. In addition, the executive compensation program is designed to provide a fair and competitive compensation opportunity that appropriately rewards executives for their contributions to our success. We believe that it is important to reinforce a results-oriented management culture focusing on our level of earnings, the achievement of both short-term and long-term goals and objectives, including the acceleration of our global growth strategy, and individual performance objectives. Pay received by executives is intended to be commensurate with organizational performance, individual performance, and labor market conditions. As part of its oversight responsibility, the Compensation and Human Resources Committee considers the impact of our risk profile and seeks to maintain a balanced compensation program that does not incentivize undue or inappropriate risks that are reasonably likely to have a material adverse effect on us.

Role of the Compensation and Human Resources Committee and our Executive Officers

Our Compensation and Human Resources Committee recommended the 2024 compensation of our Chief Executive Officer, which was ultimately approved by our independent members of our Board of Directors, and determined the compensation of each of our other named executive officers. In recommending the compensation of our Chief Executive Officer, the Compensation and Human Resources Committee takes into account its review of the Chief Executive Officer’s performance and any other factors it deems relevant. In setting the compensation of our other executive officers, the Compensation and Human Resources Committee takes into account the Chief Executive Officer’s review of each executive officer’s performance and his recommendations with respect to their compensation. The Compensation and Human Resources Committee’s responsibilities regarding executive compensation are further described in the “Corporate Governance” section of this Proxy Statement.

Guidance from Independent Compensation Consultant

FW Cook provides executive compensation consulting services to the Compensation and Human Resources Committee. In 2024, FW Cook provided services related to the review of the 2024 compensation program, including a review of peer group and other global salary survey compensation data; the setting of performance goals in our performance-based cash incentive plans; the setting of equity award levels under our long-term incentive plan; assistance with this CD&A; a risk assessment of our 2024 compensation programs; and a review of trends in executive compensation. FW Cook is retained by and reports to the Compensation and Human Resources Committee and, at the request of the Compensation and Human Resources Committee, participates in committee meetings. FW Cook did not provide any additional services, beyond what has already been stated above, to the Company in 2024. The Compensation and Human Resources Committee reviewed the independence of FW Cook under NYSE and SEC rules and concluded that the work of FW Cook has not raised any conflict of interest.

Risk Assessment of Compensation Programs

At the request of the Compensation and Human Resources Committee, FW Cook conducted an assessment of our 2024 compensation programs and concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. This risk assessment included reviewing the design and operation of our compensation programs, identifying and evaluating situations or compensation elements that could raise more significant risks, and evaluating other controls and processes designed to identify and manage risk. The Compensation and Human Resources Committee reviewed the risk assessment for 2024 and concurred with FW Cook’s conclusion.

44	2025 Proxy Statement

Benchmarking

Market practices are one of our considerations when determining our executive compensation levels and program design. While we review external market practices for all compensation elements by individual to ensure that we provide programs designed to attract, motivate, retain and reward talented executives, we compare the overall named executive officer group at the market median for each compensation element.

Each year our Compensation and Human Resources Committee, with assistance from FW Cook, reviews and evaluates the market landscape and composition of our peer group for appropriateness. The Compensation and Human Resources Committee primarily identifies companies that have business models similar to ours with a market capitalization and revenues of generally between 0.33x and 3.0x ours, and that represent an appropriate cross section of the industries and geographies in which we are engaged or serve (i.e., they include companies in the biopharma, healthcare, and life sciences industries). No changes were made to the peer group in 2024:

Agilent Technologies, Inc. Baxter International, Inc. Biogen Inc. Bio-Rad Laboratories, Inc. Boston Scientific Corporation Bruker Corporation Catalent, Inc.	Charles River Laboratories International, Inc. DENTSPLY Sirona Inc. Edwards Lifesciences Hologic, Inc. Illumina, Inc. IQVIA Holdings Inc.	Laboratory Corp. of America Mettler-Toledo International Inc Quest Diagnostics Inc. Revvity, Inc. Vertex Pharmaceuticals Inc. Waters Corporation Zimmer Biomet Holdings, Inc.

At the time of the Compensation and Human Resources Committee’s compensation review, relative to its peer group of companies Avantor was at the 60th percentile for revenue, 48th percentile for EBITDA and 36th percentile for market capitalization.

Furthermore, the Compensation and Human Resources Committee utilizes an additional comparator group (“Reference Group”) consisting of nine industry competitor companies to use as reference for program designs and trends comparisons. The Reference Group is not used to benchmark or set pay levels of executives.

AbbVie Inc.	Cencora, Inc.	McKesson Corporation
Amgen Inc.	Danaher Corporation	Stryker Corporation
Becton, Dickinson & Co.	Honeywell International Inc.	Thermo Fisher Scientific Inc.

2025 Proxy Statement	45

ELEMENTS OF COMPENSATION — WHAT WE PAY AND WHY

As noted above, each year the Compensation and Human Resources Committee undertakes a comprehensive review of our executive compensation program. The principal components of our executive compensation program are base salary, an annual cash incentive and long-term equity incentives. We also provide market competitive employee benefits and a limited number of perquisites.

Base Salary

We believe it is important to provide a competitive fixed level of pay to attract and retain experienced and successful executives. In determining the amount of base salary that each named executive officer receives, we look to the executive’s current compensation, tenure, performance, any change in the executive’s position or responsibilities and the complexity and scope of the executive’s position as compared to those of other executives within the company and in similar positions at companies in our peer group. The Compensation and Human Resources Committee reviews base salaries periodically and may adjust them from time to time pursuant to such review. In February 2024, the Compensation and Human Resources Committee reviewed and set the base salaries as set forth in the table below.

Michael Stubblefield	1,140,000	1,140,000	0.0

R. Brent Jones	575,000	635,000	10.4

Benoit Gourdier	475,000	550,000	15.8

James Bramwell	500,000	500,000	0.0

Claudius Sokenu	550,000	550,000	0.0

Randy Stone	600,000	—	(2)

(1)
Messrs. Jones and Gourdier base salary increases reflect their individual performance and positioned them closer to the market 50th percentile.
(2)
Prior to his involuntary termination without cause, Mr. Stone's base salary was $625,000 representing a 4.2% increase over prior year.

Performance-Based Cash Incentive Compensation

Our annual cash incentive program (the “ICP”) is designed to motivate executive officers to focus on strategic business results and initiatives and reward them for their results and achievements. ICP provides for a bonus opportunity based on achievement of company-wide financial targets, corporate, strategic initiatives and individual performance.

For 2024, our Board of Directors and Compensation and Human Resources Committee established the following ICP framework which directly aligns with the Company’s priorities to drive growth, improve operational excellence, and achieve incremental corporate impact targets.

46	2025 Proxy Statement

Financial Performance

Revenue	40%	Revenue is the key metric used to assess performance of our business over the short term and is a common measure to compare our results across companies in the industry.

Constant Currency Adjusted Operating Income	20%	Constant Currency Adjusted Operating Income is the key metric used to measure growth and the profitability of our business.

Free Cash Flow	10%	Free Cash Flow is a key metric used to measure our ability to generate cash for use in financing or investing activities.

Corporate and Strategic Initiatives

Greenhouse Gas Emissions	5%	Reduction in Greenhouse Gas Emissions (GHG) is a key metric indicating our efforts to reduce current emissions and offset those generated from expansion and organizational growth.

Associate Experience	5%

Inclusion Index is a key metric tied to Avantor's Enterprise Priority of Enhancing the Associate Experience. As measured by the People Pulse survey, the Inclusion Index reflects associates' sense of feeling valued as an individual and sentiments on Avantor's demonstrated commitment to belonging for all.

Individual Strategic Goals

Individual Strategic Goals	20%	Individual Strategic Goals are tied to our financial results and a set of individually tailored objectives to drive enterprise growth, operational excellence and enhance the associate experience.

Michael Stubblefield

Strategic Goals & Assessment

The Board of Directors, on recommendation from the Compensation and Human Resources Committee, determined, based on Mr. Stubblefield’s leadership in (i) meeting or exceeding guidance range for all financial metrics returning both the Lab Solutions and Bioscience Production Segments to growth; (ii) executing on the enterprise cost transformation initiative to achieve an exit run-rate savings exceeding 50% of the 3-year target within the first year of the program; (iii) implementing the new segment organization structure and operating model inclusive of the creation of the Scientific Advisory Board and Science and Technology Committee to enhance segment-level innovation focus and the divestiture of Avantor's clinical services business; and (iv) enhancing stakeholder value through execution of sustainability strategy exceeding targets in reduction of Scope 1 and 2 emissions and employee sentiment scores, to award Mr. Stubblefield an earned payout of 105%.

2025 Proxy Statement	47

R. Brent Jones

Strategic Goals & Assessment

The Compensation and Human Resources Committee determined, based on Mr. Jones’s (i) contributions to Avantor’s overall strong performance including free cash flow exceeding the external guidance range and driving a significant reduction in the Compaany's cash conversion cycle; (ii) leadership of the enterprise transformation program realizing 180% of the first year savings target; (iii) ensuring critical control process compliance, including Sarbanes-Oxley execution which resulted in no material weakness or significant deficiencies and the launching of an enhanced enterprise risk management process; and (iv) active leadership in driving corporate sustainability internally and with our investors, to award Mr. Jones an earned payout of 115%.

Benoit Gourdier

Strategic Goals & Assessment

The Compensation and Human Resources Committee determined, based on Mr. Gourdier’s (i) strong commercial leadership in exceeding the internal plan for the Bioscience Production segment; (ii) expanded leadership of the Nusil business to achieve the internal operating plan; (iii) execution in the area of new product innovation and the launch of Avantor’s Bridgewater Innovation Center; and (iv) assuming the expanded role overseeing Avantor’s manufacturing organization, to award Mr. Gourdier an earned payout of 95%.

James Bramwell

Strategic Goals & Assessment

The Compensation and Human Resources Committee determined, based on Mr. Bramwell’s (i) leadership in meeting the external guidance range for revenue; (ii) delivery of key projects to drive improved customer experience agenda; (iii) implementation of new commercial operating model aligned to the segments; and (iv) expanded leadership of the Lab Solutions segment, to award Mr. Bramwell an earned payout of 100%.

Claudius Sokenu

Strategic Goals & Assessment

The Compensation and Human Resources Committee determined, based on Mr. Sokenu’s (i) leadership in developing a vision for Avantor’s Legal and Compliance function; (ii) delivery of key projects to address Avantor’s longer-term compliance agenda; (iii) enhanced performance in commercial contracting metrics; and (iv) leadership in driving the company’s corporate sustainability strategy, to award Mr. Sokenu an earned payout of 80%.

To fund each weighted metric of the ICP, the Company must achieve the threshold goal. If threshold is not met, that portion of the plan is not funded. Payouts start at 50% (61% for the CEO per his employment agreement) funding level for threshold performance and graduate on a straight-line basis to the applicable target for a 100% payout based on actual performance for the relevant metric. Each component then graduates on a straight-line basis to the applicable stretch target for a 200% payout.

The individual strategic performance component is based on the achievement of a combination of personal goals, such as driving company strategy and results, excellence and innovation, customer focus, accountability and judgment. The allocation to any individual participant is capped at a maximum of 200% of the individual bonus target.

The overall funding of the ICP pool may not exceed 200%.

48	2025 Proxy Statement

The following tables illustrate the target bonus calculation formulas for 2024:

Stubblefield, Jones, Bramwell, Sokenu

		Cash bonus target	x	Performance factors			=	Cash bonus

Base Salary	x	Target bonus opportunity (expressed as a percentage of base salary)	x	Company Enterprise performance (expressed as a percentage of target bonus) (80%)	+	Individual Strategic performance (expressed as a percentage of target bonus) (20%)	=	Annual cash bonus award

		75% to 165% target bonus based on role		0%-200%		0%-200%

Gourdier

		Cash bonus target	x	Performance factors				=	Cash bonus

Base Salary	x	Target bonus opportunity (expressed as a percentage of base salary)	x	Company Enterprise performance (expressed as a percentage of target bonus) (50%)	Company Segment performance (expressed as a percentage of target bonus) (30%)	+	Individual Strategic Goals (expressed as a percentage of target bonus) (20%)	=	Annual cash bonus award

		80% target bonus		0%-200%			0%-200%

Bonus opportunities under the ICP are reviewed annually by the Compensation and Human Resources Committee. Actual bonus payments under the ICP for a given year, if any, are determined based on predetermined performance measures approved by the Compensation and Human Resources Committee. The Compensation and Human Resources Committee has discretion to modify all or any portion of any award as it deems necessary or appropriate.

Each year, the Compensation and Human Resources Committee establishes performance ranges for our financial goals based on the best available information and determines appropriate threshold, target, and maximum performance levels. For 2024, the revenue goal was set at $6,908 million, reflecting a minor decrease of approximately one percent from 2023 actual results. Although the 2024 ICP revenue target was set below 2023 actual results, the Compensation and Human Resources Committee determined that the goal was rigorous and that achievement was not certain at the time it was set. The 2024 revenue target was established in alignment with the midpoint of our full year financial guidance as communicated to the investment community in early 2024. We based our guidance and the ICP revenue target on an anticipated continuation of industry-wide, volatile conditions that were observed in the second half of 2023 and our lack of visibility into the shape and timing of a market recovery.

2025 Proxy Statement	49

The table below provides threshold, target and stretch financial targets under the 2024 ICP, as well as actual results. The Compensation and Human Resources Committee approved the Company funding percentage under the 2024 ICP at 110.8% for Enterprise (112.3% for Mr. Stubblefield) and 126.8% for Enterprise/BPS Segment.

Enterprise: Stubblefield, Jones, Bramwell, Sokenu

Revenue	40%	$6,390.0	$6,908.0	$7,426.0	$6,795.0	98%	89%	(1)

Constant Currency Adjusted Operating Income(2)	20%	$970.0	$1,109.0	$1,247.0	$1,092.0	98%	94%	(1)

Free Cash Flow(3)	10%	$492.0	$615.0	$738.0	$768.3	140%	200%

Greenhouse Gas Emissions(4)	5%	6%	7%	8%	8%	109%	160%

Inclusion Index(5)	5%	7.4	7.8	8.2	7.9	101%	125%

			Company funding percentage				110.8%	(1)

Enterprise / BPS Segment: Gourdier

Revenue	20%	$6,390.0	$6,908.0	$7,426.0	$6,795.0	98%	89%

BPS Segment Revenue	20%	$1,975.0	$2,135.0	$2,295.0	$2,177.0	102%	126%

Constant Currency Adjusted Operating Income(2)	10%	$970.0	$1,109.0	$1,247.0	$1,092.0	98%	94%

BPS Segment Adjusted Operating Income(2)	10%	$463.0	$529.0	$595.0	$560.0	106%	147%

Free Cash Flow(3)	10%	$492.0	$615.0	$738.0	$768.3	140%	200%

Greenhouse Gas Emissions(4)	5%	6%	7%	8%	8%	109%	160%

Inclusion Index(5)	5%	7.4	7.8	8.2	7.9	101%	125%

			Company / Segment funding percentage				126.8%

(1)
Payout for Mr. Stubblefield starts at 61% funding level for threshold performance per his employment agreement (50% for other executives), resulting in a payout of 91% for Revenue, 95% for Currency Adjusted Operating Income and Company funding percentage of 112.3%.
(2)
Constant Currency Adjusted Operating Income is used by our senior management to establish financial earnings targets in its annual operating plan. For information about this non-GAAP financial measurement, including reconciliation of Constant Currency Adjusted Operating Income to the most directly comparable GAAP-based financial measurement, see "Appendix A — Non-GAAP Financial Measurements."
(3)
Free Cash Flow is defined as cash flows from operating activities, less capital expenditures, plus direct transaction costs and income taxes paid related to acquisitions and divestitures (as applicable) in the period. For information about this non-GAAP financial measurement, including reconciliation of Free Cash Flow to the most directly comparable GAAP-based financial measurement, see "Appendix A — Non-GAAP Financial Measurements."
(4)
The target greenhouse gas emissions goal represents the reduction in 2024 needed to achieve the Company’s 2030 reduction goal of 50%.
(5)
The inclusion index represents employee sentiment scores as reported in our people pulse surveys.

50	2025 Proxy Statement

On the basis of the factors described above, annual bonus awards for each of the named executive officers on account of 2024 performance are set forth in the table below.

Michael Stubblefield	1,140,000	165	1,881,000	112.3	(2)	105	2,085,069

R. Brent Jones	635,000	80	508,000	110.8		115	554,220

Benoit Gourdier	550,000	80	440,000	126.8		95	512,210

James Bramwell	500,000	80	400,000	110.8		100	434,656

Claudius Sokenu	550,000	75	412,500	110.8		80	431,739

(1)
Per his employment agreement, upon involuntary termination without cause, Randy Stone earned a prorated 2024 payout at target of $249,315
(2)
Payout for Mr. Stubblefield starts at 61% funding level for threshold performance per his employment agreement (50% for other executives), resulting in a payout of 91% for Revenue, 95% for Currency Adjusted Operating Income and Company funding percentage of 112.3%.

Additional details regarding the dollar value of threshold, target and stretch bonus payout opportunities for 2024 are provided under “Executive compensation tables — Grants of plan-based awards.”

Long-Term Incentive Programs

Our Compensation and Human Resources Committee believes that equity awards are a key component of our executive compensation program because they help us attract, motivate and retain executive talent.

Long-Term Incentive

For 2024, the allocation of the annual equity award for our executive officers was 50% in performance stock units, 25% in stock options and 25% in restricted stock units. This mix provides an incentive to achieve favorable long-term results at a reasonable cost to the Company. Stock options and restricted stock units vest in equal installments on the first three anniversaries of the grant date, subject to the named executive officer’s continued employment through the applicable vesting date.

The performance stock units granted in 2024 have a three-year performance period beginning on the first day of the 2024 fiscal year and ending on the last day of the fiscal year in 2026. Performance stock units may be earned based on achievement of two performance metrics and are subject to the attainment of performance goals approved by the Compensation and Human Resources Committee. Vesting (or payout of shares) is based on performance at the end of a three-year performance cycle. The goals for each of these performance metrics were set by the Compensation and Human Resources Committee at the time of grant.

2025 Proxy Statement	51

One-half of the performance stock units will be measured against Avantor’s TSR relative to its comparator group, which is comprised of the S&P 500 Health Care Index, inclusive of compensation peers.

2024 - 2026 Relative Total Shareholder Return

3-yr Relative Total Stockholder Return(1)	50%	25th%ile	50th%ile	90th%ile

The other half of the performance stock units will be measured on adjusted EPS growth. Adjusted EPS growth targets are fixed at the time of the grant and measured separately for each fiscal year in the three-year performance period. The performance targets for the second and third years are based on actual adjusted EPS performance in the prior year plus a targeted growth rate. The average performance multiplier, calculated by taking the numeric average of the performance multipliers earned with respect to each fiscal year in the three-year performance period, will be used to calculate the number of units earned.

The adjusted EPS growth methodology described above for the 2024 performance stock units replaced the three-year cumulative adjusted EPS targets used for prior awards. We believe the new design creates a more sustainable alignment with stakeholder interests, preserving long-term focus on stockholder value while enhancing the company’s ability to retain and engage leadership talent in volatile markets.

A named executive officer has the opportunity to earn a payout of between 0% and 200% of their target award. If threshold performance for a particular metric is not attained, the executive officer forfeits the right to receive any payout based on that metric. Threshold performance for each metric will result in a share payout equal to 50% of the target award. Target performance for each metric will result in a share payout equal to 100% of the target award. Attaining the maximum goal for each metric will result in a share payout equal to 200% of the target award.

The Compensation and Human Resources Committee believes that the TSR relative to Avantor’s comparator group and average adjusted EPS goals for the performance stock units covering the three-year performance period (beginning on January 1, 2024 and ending December 31, 2026) are challenging and difficult to achieve, but attainable with significant skill and effort on the part of our executive leadership team. The adjusted EPS growth component of the performance stock unit awards is confidential and consistent with our long-range plan.

In 2024, we awarded our named executive officers 445,581 target performance stock units, options to purchase 544,695 shares of our common stock and 222,789 restricted stock units. These awards represented approximately 39.62% of the total equity incentives granted to management and other employees in 2024. We believe that it was appropriate to award this percentage to our named executive officers because they are in the best position to drive our future results and implement our long-term business strategy. This percentage also reflects market-based equity grant levels. Randy Stone forfeited all equity awards granted in 2024 upon his involuntary termination without cause.

Additional details regarding the equity awards described above, including grant dates and exercise prices, are provided under “Executive Compensation Tables — Outstanding equity awards at December 31, 2024.”

2022 Performance Stock Unit Payouts

In February 2022, Messrs. Stubblefield and Bramwell received performance shares for the three-year performance period spanning fiscal year 2022 through fiscal year 2024. In February 2025, the Compensation and Human Resource Committee approved the performance results and related payouts of these performance stock units based on achievement of three-year cumulative adjusted EPS and three-year relative total stockholder return (“TSR”) versus a defined group of peers.

52	2025 Proxy Statement

Based on our performance, and the respective weighting of each performance metric, no shares were earned for the fiscal year 2022 through fiscal year 2024 performance period.

3-yr Cumulative Adjusted EPS(1)	50%	$4.85	$5.39	$5.93	3.46	0%

3-yr Relative Total Stockholder Return(2)	50%	25th%ile	50th%ile	90th%ile	13th%ile	0%

			Company funding percentage			0%

(1)
Cumulative Adjusted EPS is the result of dividing (x) the sum of the Adjusted Net Income for each fiscal year during the Performance Period and (y) the Share Count. For information about these non-GAAP financial measurements, including reconciliations to the most directly comparable GAAP-based financial measurements, see "Appendix A — Non-GAAP Financial Measurements."
(2)
TSR percentile performance determined by company ranking and each peer group member according to its respective TSR for the performance period, from minimum to maximum, with the lowest TSR turn being assigned a rank of one. The Company’s percentile rank is calculated by dividing the Company’s rank by the total number of comparator group members (including the Company). TSR is the result of dividing (x) the entity’s ending price minus the beginning price, by (y) the beginning price. Dividends are assumed to be reinvested as of the ex-dividend date in the calculation. No dividends have been paid on forfeited PSUs.

Other Components of 2024 Executive Compensation Program

Retirement and Other Related Benefits

U.S. Pension plan. We sponsored a defined benefit pension plan (the “U.S. Pension Plan”) in which U.S. employees hired prior to January 1, 2019 (except employees covered by collective bargaining agreements) received a cash balance benefit. The cash balance benefit was frozen effective February 29, 2024 and the U.S. Pension Plan was terminated effective June 30, 2024. For January and February 2024, the Company allocated an amount equal to 2% of each eligible employee’s compensation on a quarterly basis to the U.S. Pension Plan. All contributions to the U.S. Pension Plan are fully vested upon contribution. Messrs. Stubblefield and Bramwell were eligible to participate in and receive benefits under the U.S. Pension Plan. Additional details regarding this pension plan are provided under “Executive Compensation — Executive Compensation Tables — Pension Benefits.”

Savings plan. We sponsor the Avantor Retirement Savings 401(k) Plan and Trust (the “Savings Plan”), which is a tax-qualified retirement savings plan available to all U.S.-based employees, including our U.S.-based named executive officers. Employees can contribute, on a before-tax basis, up to 99% of their earnings to the Savings Plan, up to the limit prescribed by the Internal Revenue Service. We match 100% of the first 4% of contributions to the Savings Plan, subject to earnings limitations under applicable federal income tax rules. Company contributions to the Savings Plan are fully vested upon contribution. Messrs. Stubblefield, Jones, Gourdier, Bramwell, Sokenu and Stone are eligible to participate in the Savings Plan. Mr. Gourdier elected not to contribute to the plan in 2024. Our contributions to named executive officers’ respective Savings Plan accounts is reflected in the column “All Other Compensation” of the Summary Compensation Table.

Supplemental savings retirement plan. Mr. Stubblefield was eligible to participate in the Avantor Supplemental Savings and Retirement Plan (the “SSRP”). The SSRP is a nonqualified deferred compensation plan that became effective on November 14, 2013 and was closed to additional contributions in September 2014. Under the SSRP, eligible participants were entitled to defer up to 50% of their base salaries and up to 100% of their annual cash bonus awards. In addition, the SSRP allowed the Company to credit certain matching amounts to the notional account of each eligible participant for each year. These matching amounts were provided to restore matching amounts to which the participant would otherwise be entitled under the applicable Savings Plan, but which are limited due to earnings limitations under federal income tax rules. For more information regarding this plan, see “Executive Compensation — Executive Compensation Tables — Supplemental Savings Retirement Plan.”

Perquisites and Other Personal Benefits

Our Compensation and Human Resources Committee periodically reviews the levels of perquisites and other personal benefits provided to our named executive officers. The perquisites and other benefits provided to our named executive officers in 2024 included a financial planning allowance and the cost of providing an annual physical.

2025 Proxy Statement	53

Our named executive officers are offered health coverage and disability insurance under the same programs as all other associates.

Severance Arrangements

Our employment arrangements with each of our named executive officers provide for payments and other benefits in connection with certain qualifying terminations of employment. Our Compensation and Human Resources Committee believes that these severance benefits: (1) help secure the continued employment and dedication of our named executive officers; (2) enhance our value to a potential acquirer because our named executive officers have noncompetition, non-solicitation and confidentiality provisions that apply after any termination of employment, including after a change in control; and (3) are important as a recruitment and retention device, as many of the companies with which we compete for executive talent have similar agreements in place for their senior management.

For more information regarding the severance arrangements with each of our named executive officers, including a quantification of benefits that would have been received by each named executive officer who are currently employed by the Company had their employment terminated on December 31, 2024, the last business day of 2024, see “Executive Compensation — Executive Compensation Tables — Termination and Change in Control Arrangements.”

Stock Ownership Guidelines

We maintain stock ownership guidelines that are intended to align the economic interests of our executive officers with those of our stockholders. For purposes of the guidelines, the value of an executive’s stock ownership includes all shares of the Company’s common stock owned by the executive outright; shares owned jointly with or separately by the individual’s spouse and/or children; shares held in trusts, brokerage accounts, deferred accounts, employee benefit or savings plans or any other personal account for which beneficial ownership would be attributed; unvested restricted stock and restricted stock units. Shares are not counted as owned for purposes of our share ownership guidelines if they are underlying any unvested performance shares or other performance-based awards or underlying any stock option award or SAR award, whether or not vested. These guidelines set the following target levels:

Chief Executive Officer	6 times base salary

Chief Financial Officer and Segment Leaders	3 times base salary

Other Executive Officers	2 times base salary

Each of our executive officers must attain the minimum stock ownership level within five years from the later of the adoption of the guidelines or the commencement date of employment and, until the minimum stock ownership is met, an executive officer is generally prohibited from selling shares of Company stock if they would not meet the applicable stock ownership guideline after the sale, with the exception of sales to pay the exercise price of stock options, or to cover taxes at the time of vesting. As of December 31, 2024, each of Messrs Stubblefield and Bramwell have met their ownership requirements and Messrs, Jones, Gourdier and Sokenu are on track to meet the requirement within five years.

54	2025 Proxy Statement

Clawback Policies

The Compensation and Human Resources Committee has adopted a clawback policy to comply with the requirements of Section 954 of the Dodd-Frank Act and the related rules and regulations promulgated by the SEC and NYSE (the “restatement recovery policy”). The restatement recovery policy provides for the mandatory recovery of incentive-based compensation received by current and former executive officers in the event of a material financial restatement. In addition to the restatement recovery policy, the Compensation and Human Resources Committee has approved robust incentive compensation recoupment policy (the “incremental clawback policy”) that applies to all cash and performance-based and time-based equity awards made to any Avantor associates, including our executive officers. This policy provides for forfeiture or recoupment of certain cash and equity compensation, including time-based equity awards, in the event of a restatement of our financial statements or other detrimental conduct. Specifically, forfeiture or recoupment is authorized if:

•
A covered participant engages in misconduct that results in a restatement of our financial statements, due to a material error, during the covered participant’s employment or within three years thereafter; or
•
A covered participant engages in any other detrimental activity, including (i) unauthorized disclosure of any confidential or proprietary information; (ii) any activity that would be grounds to terminate the participant’s employment or service for cause; (iii) a breach by the participant of any restrictive covenant by which such participant is bound, including, without limitation, any covenant not to compete or not to solicit; or (iv) fraud or conduct contributing to any financial irregularities, as determined by the Compensation and Human Resources Committee in its sole discretion.

This incremental clawback policy gives the Compensation and Human Resources Committee discretion to determine the method of recovering compensation and the amount to be recovered.

Hedging, Short Sales and Pledging Policies

Our Insider Trading Policy, which applies to all directors, officers and employees, prohibits pledging any Avantor shares absent pre-clearance approval and includes our policies on hedging, short sales and pledging of our securities. The policy prohibits hedging or monetization transactions involving Company securities, such as prepaid variable forwards and collars. It also prohibits short sales of our securities. In addition, it prohibits holding Company securities in a margin account or pledging Company securities as collateral for a loan absent pre-clearance approval.

2019 Employee Stock Purchase Plan

We sponsor the Avantor, Inc. 2019 Employee Stock Purchase Plan (the “Avantor ESPP”). The Avantor ESPP is designed to encourage employees to become stockholders and to increase their ownership of our common stock. The overarching Avantor ESPP plan maintains a limit of 2,000,000 shares, along with an annual contribution cap of $25,000 and an individual limit of 3,000 shares per offering period. Shares of our common stock issued under the Avantor ESPP will be issued at the lower of the share price on the first or last day of the offering period plus a discount to market of 15%. Each offering period is equal to six months The Avantor ESPP is also intended to comply with the requirements of Section 423 of the Code and to assure the participants of the tax advantages provided thereby.

Accounting and Tax Considerations

In making decisions about compensation arrangements, we continue to consider the impact of regulatory provisions, including the provisions of Section 409A of the Internal Revenue Code, as amended, regarding non-qualified deferred compensation, the “golden parachute” provisions of Section 280G of the Internal Revenue Code (the “Code”), as amended, and the provisions of Section 162(m) of the Code, as well as how various elements of compensation will impact our financial results. While the Compensation and Human Resources Committee considers regulatory provisions and the impact of compensation elements on our financial results as factors in determining compensation arrangements, the Compensation and Human Resources Committee believes that it is in the best interests of our stockholders to maintain flexibility in our approach to compensation arrangements and to structure a program that we consider to be the most effective attracting, motivating and retaining key executives.

2025 Proxy Statement	55

Insider Trading Policy

We have adopted an insider trading policy governing the purchase, sale, and/or other disposition of our securities by our directors, officers, and employees. We believe this policy is reasonably designed to promote compliance with insider trading laws, rules and regulations and exchange listing standards applicable to the Company. The policy prohibits our directors, officers, employees, and certain other covered persons from illegally trading in Company securities while aware of material non-public information about the Company or its securities. Additionally, certain individuals are prohibited from trading securities during various times throughout the year, and certain individuals must receive pre-clearance from our Insider Trading Compliance Officer prior to trading. For more information regarding our insider trading policy, see Exhibit 19 to our Annual Report on Form 10-K for the year ended December 31, 2024.

Policies and Procedures on the Timing of Equity Awards in Relation to the Disclosure of Material Nonpublic Information

We provide the following discussion of the timing of option awards in relation to the disclosure of material nonpublic information, as required by Item 402(x) of Regulation S-K. Our long-standing practice has been to grant long-term incentive equity awards on a predetermined schedule. At the first quarterly meeting of any new fiscal year, the Compensation and Human Resources Committee or, with respect to the CEO’s equity award, the Board, reviews and approves the value and amount of the equity compensation to be awarded (inclusive of RSUs, PSUs, and stock options) to executive officers with the grant of approved equity awards occurring on the day of approval. The first quarterly meeting of the Board typically occurs after the Company’s release of the financial results for the prior year through the filing of the Company's Annual Report on Form 10-K, as well as a Current Report on Form 8-K and accompanying earnings release and earnings call for the relevant fiscal year.

The Compensation and Human Resources Committee did not take material nonpublic information into account when determining the timing and terms of long-term incentive equity awards in 2024 and does not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. Instead, the timing of grants is in accordance with the yearly compensation cycle, with awards granted at the start of the new fiscal year to incentivize the executives to deliver on the Company’s strategic objectives for the new fiscal year.

56	2025 Proxy Statement

COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT

Our Compensation and Human Resources Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on that review and discussion, the Compensation and Human Resources Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and by reference in Avantor’s Annual Report on Form 10-K for the year ended December 31, 2024.

Respectfully submitted by the Compensation and Human Resources Committee of the Board of Directors.

Michael Severino, Chair

Lan Kang

Gregory Summe

The foregoing Report of the Compensation and Human Resources Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing of the Company under the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the report by reference therein.

2025 Proxy Statement	57

Executive Compensation Tables

Summary Compensation Table

The table below summarizes the total compensation paid to or earned by each of our named executive officers for the years indicated.

Michael Stubblefield	2024	1,126,846	—	8,651,135	2,625,038	2,085,069	—	37,550	14,525,638
Director, President and	2023	1,140,000	—	8,529,219	2,437,053	188,100	7,895	36,500	12,338,767
Chief Executive Officer	2022	1,127,308	—	7,371,470	2,313,486	—	—	19,502	10,831,766

R. Brent Jones	2024	611,519	—	2,059,777	625,020	554,220	—	35,915	3,886,451
Executive Vice President	2023	221,154	200,000	2,817,998	2,561,102	18,526	—	22,015	5,840,795
and Chief Financial Officer

Benoit Gourdier	2024	516,057	—	2,059,777	625,020	512,210	—	20,000	3,733,064
Executive Vice President
Bioscience Production

James Bramwell	2024	486,538	—	1,647,798	500,032	434,656	—	38,300	3,107,324
Executive Vice President,	2023	497,981	—	1,749,559	499,925	39,384	19,736	33,650	2,840,235
Sales and Customer Excellence

Claudius Sokenu	2024	543,654	—	1,400,628	425,033	431,739	—	31,804	2,832,857
Executive Vice President,
Chief Legal and Compliance Officer

Randy Stone	2024	317,789	—	2,059,777	625,020	249,315	—	322,262	3,574,162
Former Executive	2023	415,385	—	2,105,342	1,999,997	34,192	—	33,200	4,588,116
Vice President, Proprietary Products

(1)
Amounts reflect the named executive officer’s base salary earned for 2024, 2023 and 2022, as applicable.
(2)
The amounts reflected in these columns represent the aggregate grant date fair value of awards granted to the named executive officer by us in the applicable year computed in accordance with Topic 718, disregarding the effect of estimated forfeitures. The assumptions made in the valuation of our equity awards are found in Note 18 to our audited financial statements included in our annual report on Form 10-K for the year ended December 31, 2024. For awards that are subject to performance conditions and are included in the table above as stock awards, we report the grant date fair value based upon the probable outcome of such conditions consistent with our estimate of aggregate compensation cost to be recognized over the service period determined under Topic 718, disregarding the effect of estimated forfeitures. The grant date fair value of the PSUs, assuming the maximum level of achievement are: Mr. Stubblefield—$10,499,964, Mr. Jones—$2,499,966, Mr. Gourdier—$2,499,966, Mr. Bramwell—$1,999,963, Mr. Sokenu—$1,699,971, and Mr. Stone—$2,499,966. The amounts reflected in this column do not represent the actual amounts paid to or realized by the named executive officers for these awards. Mr. Stone forfeited his stock and option award grants when he departed the company.
(3)
Amounts reflect performance-based cash incentive awards under the ICP or predecessor plans for each of 2024, 2023 and 2022, as applicable. For more information on the terms of the cash incentive plan, see “Executive Compensation — Elements of Compensation — What We Pay and Why — Performance-Based Cash Incentive Compensation.”
(4)
For Messrs. Stubblefield and Bramwell, the amounts reflect the year-over-year change in their U.S. Pension Plan benefits. In connection with the termination of the U.S. Pension Plan in 2024, each of Messrs. Stubblefield and Bramwell elected to receive lump-sum distributions via direct rollover in December 2024, totaling $34,101 and $195,638, respectively.

58	2025 Proxy Statement

(5)
All other compensation for 2024 includes:

Michael Stubblefield	13,800	23,750	37,550

R. Brent Jones	13,800	22,115	35,915

Benoit Gourdier	—	20,000	20,000

James Bramwell	13,800	24,500	38,300

Claudius Sokenu	11,804	20,000	31,804

Randy Stone	13,800	308,462	322,262

(a)
Amounts represent our contributions to the Savings Plan on behalf of such executive with respect to fiscal year 2024.
(b)
For Messrs. Stubblefield, Jones and Bramwell, amounts represent the cost of providing financial planning services and the cost of providing an annual physical examination. For Messrs. Gourdier and Sokenu, amounts represent the cost of providing financial planning services. For Mr. Stone, amount represents the cost of providing financial planning services ($20,000) and cash severance ($288,462) for involuntary termination without cause.

2025 Proxy Statement	59

Grants of Plan-Based Awards

The following table provides information about equity and non-equity awards issued to our named executive officers in 2024.

Michael Stubblefield	ICP		1,126,846	1,859,296	3,718,593	—	—	—	—	—	—	—
	PSUs	2/23/2024	—	—	—	107,803	215,605	431,210	—	—	—	6,026,156
	NQ	2/23/2024	—	—	—	—	—	—	—	263,558	24.35	2,625,038
	RSUs	2/23/2024	—	—	—	—	—	—	107,802	—	—	2,624,979

R. Brent Jones	ICP	—	—	489,215	978,431	—	—	—	—	—	—	—
	PSUs	2/23/2024	—	—	—	25,667	51,334	102,668	—	—	—	1,434,785
	NQ	2/23/2024	—	—	—	—	—	—	—	62,753	24.35	625,020
	RSUs	2/23/2024	—	—	—	—	—	—	25,667	—	—	624,991

Benoit Gourdier	ICP	—	—	412,846	825,692	—	—	—	—	—	—	—
	PSUs	2/23/2024	—	—	—	25,667	51,334	102,668	—	—	—	1,434,785
	NQ	2/23/2024	—	—	—	—	—	—	—	62,753	24.35	625,020
	RSUs	2/23/2024	—	—	—	—	—	—	25,667	—	—	624,991

James Bramwell	ICP	—	—	389,231	778,461	—	—	—	—	—	—	—
	PSUs	2/23/2024	—	—	—	20,534	41,067	82,134	—	—	—	1,147,819
	NQ	2/23/2024	—	—	—	—	—	—	—	50,204	24.35	500,032
	RSUs	2/23/2024	—	—	—	—	—	—	20,533	—	—	499,979

Claudius Sokenu	ICP	—	—	407,740	815,481	—	—	—	—	—	—	—
	PSUs	2/23/2024	—	—	—	17,454	34,907	69,814	—	—	—	975,647
	NQ	2/23/2024	—	—	—	—	—	—	—	42,674	24.35	425,033
	RSUs	2/23/2024	—	—	—	—	—	—	17,453	—	—	424,981

Randy Stone(5)	ICP	—	—	500,000	1,000,000	—	—	—	—	—	—	—
	PSUs	2/23/2024	—	—	—	25,667	51,334	102,668	—	—	—	1,434,785
	NQ	2/23/2024	—	—	—	—	—	—	—	62,753	24.35	625,020
	RSUs	2/23/2024	—	—	—	—	—	—	25,667	—	—	624,991

(1)
These columns reflect the potential payments under the ICP for 2024 performance including maximum achievement of the corporate targets and individual performance objectives, to the extent applicable. For more information regarding the 2024 ICP, including the corporate target and individual strategic goal component see “Executive Compensation — Elements of Compensation — What We Pay and Why — Performance-Based Cash Incentive Compensation.”
(2)
These share amounts represent the possible performance stock unit award payouts at various levels of attainment for the performance period beginning January 1, 2024 and ending December 31, 2026 issued pursuant to the 2019 Equity Incentive Plan.
(3)
Represents RSUs issued pursuant to the 2019 Equity Incentive Plan.
(4)
Amounts reflect the aggregate grant date fair value of non-qualified stock options, restricted stock units and performance stock units granted to our named executive officers in 2024 in accordance with Topic 718. For the assumptions used in determining the grant date fair value under Topic 718, see footnote 3 to the Summary Compensation Table. These amounts do not correspond to the actual value that will be received by the named executive officer.
(5)
In connection with his involuntary termination without cause, Mr. Stone received severance in the form of a prorated payment of his annual incentive award at target achievement under the 2024 ICP. All of his unvested equity, including his 2024 PSUs, options and RSUs, were forfeited upon his departure.

60	2025 Proxy Statement

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards in 2024

Employment Arrangements

We have entered into written agreements with each of our named executive officers governing the terms of their respective employment with us.

Mr. Stubblefield’s Employment Agreement

We entered into an amended and restated employment agreement with Mr. Stubblefield, effective as of April 10, 2019 (the “Stubblefield Agreement”), pursuant to which Mr. Stubblefield serves as our Chief Executive Officer. The Stubblefield Agreement continues until terminated by either party providing at least 90 days’ written notice (other than in the event of a termination of Mr. Stubblefield by the Company for “cause” (as defined in the Stubblefield Agreement)).

The Stubblefield Agreement provides for a base salary subject to review and adjustment no less frequently than annually by our Board, as well as the opportunity to earn an annual bonus in a threshold amount of 100% of base salary, a target amount equal to 165% of base salary and a maximum amount equal to 330% of base salary in accordance with the terms of his employment agreement and the financial metrics under the Company’s annual bonus plan. For more information, see “Elements of Compensation — What We Pay and Why — Performance-Based Cash Incentive Compensation.”

In addition, the Stubblefield Agreement provides Mr. Stubblefield with standard benefits normally provided to other senior executives, including payment for or reimbursement of commercially reasonable out-of-pocket business expenses; four weeks of paid vacation; and certain payments and benefits in the event that Mr. Stubblefield’s employment is terminated under specified circumstances, subject to compliance with certain restrictive covenants. For more information, see “Executive Compensation — Executive Compensation Tables —Termination and Change in Control Arrangements.”

Employment Agreements with Messrs. Bramwell, Stone, Sokenu, Jones and Gourdier

We entered into employment agreements with Mr. Bramwell, amended on April 2, 2019, with Mr. Stone, effective as of April 10, 2023, with Mr. Sokenu, effective as of May 19, 2023, with Mr. Jones effective as of July 12, 2023 and with Mr. Gourdier effective as of July 19, 2023, (each an “EVP Employment Agreement” and collectively, the “EVP Employment Agreements”) pursuant to which each serves or served, as applicable, in the positions and with a base salary as described above. Messrs. Stone, Jones, Bramwell and Gourdier's EVP Employment Agreements provide for the opportunity to earn an annual bonus with a target amount equal to 80% of base salary. Mr. Sokenu's EVP Employment Agreement provides for the opportunity to earn an annual bonus with a target amount equal to 75% of base salary. Each EVP Employment Agreement provides the applicable named executive officer with the opportunity to earn an annual bonus in accordance with the terms of the 2024 ICP. For more information, see “Executive Compensation — Elements of Compensation — What We Pay and Why — Performance-Based Cash Incentive Compensation.”

Pursuant to their respective EVP Employment Agreements, each applicable named executive officer is also provided with all standard benefits that we normally provide to other similarly-situated executives. Each named executive officer is provided with four weeks of, paid vacation per year. Each EVP Employment Agreement also provides for certain payments and benefits in the event that the applicable named executive officer’s employment is terminated under specified circumstances. For more information, see “Executive Compensation — Executive Compensation Tables — Termination and Change in Control Arrangements.”

2025 Proxy Statement	61

Outstanding Equity Awards at December 31, 2024

The following table provides information as of December 31, 2024, regarding the outstanding equity awards of our named executive officers under the 2019 Equity Incentive Plan, the Vail Holdco Corp Equity Incentive Plan (the “Vail Plan”) and Legacy Avantor Equity Plan. For more information, see “Executive Compensation — Elements of Compensation — Long Term Incentive Programs.”

Michael Stubblefield	09/30/16		750,000	—	13.11	09/30/26	—	—	—	—
	12/13/17		3,380,200	—	23.21	12/13/27	—	—	—	—
	02/20/20		456,204	—	17.67	02/20/30	—	—	—	—
	02/25/21		175,644	58,548	27.64	02/25/31	18,090	381,156	—	—
	02/23/22		101,071	101,072	33.09	02/23/32	34,943	736,249	69,885	1,472,477
	02/24/23		59,978	179,937	24.62	02/24/33	74,253	1,564,511	198,009	4,172,050
	02/23/24		—	263,558	24.35	02/23/34	107,802	2,271,388	215,605	4,542,797

R. Brent Jones	08/07/23		73,889	221,670	20.76	08/07/33	—	—	123,434	2,600,754
	02/23/24		—	62,753	24.35	02/23/34	25,667	540,804	51,334	1,081,607

Benoit Gourdier	10/02/23		9,820	29,461	20.85	10/02/33	12,590	265,271	—	—
	02/23/24		—	62,753	24.35	02/23/34	25,667	540,804	51,334	1,081,607

James Bramwell	12/13/17		270,415	—	23.21	12/13/27	—	—	—	—
	02/20/20		36,496	—	17.67	02/20/30	—	—	—	—
	02/25/21		13,173	4,391	27.64	02/25/31	1,357	28,592	—	—
	02/23/22		8,741	8,742	33.09	02/23/32	3,022	63,674	6,044	127,347
	02/24/23		12,303	36,912	24.62	02/24/33	15,231	320,917	40,617	855,800
	02/23/24		—	50,204	24.35	02/23/34	20,533	432,630	41,067	865,282

Claudius Sokenu	07/24/23	(5)	8,232	24,697	22.84	07/24/33	15,735	331,536	27,364	576,559
	02/23/24		—	42,674	24.35	02/23/34	17,453	367,735	34,907	735,490

(1)
The stock options granted from February 2021 through October 2023 vest at a rate of 25% per year on each anniversary of the date of grant and the stock options granted on February 23, 2024, vest at a rate of one-third per year on each anniversary of the date of grant, in each case, subject to the named executive officer’s continued employment through such date.
(2)
Restricted stock units granted from February 2021 through October 2023 vest at a rate of 25% per year on each anniversary of the date of grant and the restricted stock units granted on February 23, 2024 vest at a rate of one-third per year on each anniversary of the date of grant, in each case, subject to the named executive officer’s continued employment through such date.
(3)
Market value is calculated based on the closing price of Avantor’s common stock on December 31, 2024 as reported on the NYSE ($21.07 per share).
(4)
Represents the number of PSUs at next higher level attainment. PSUs cliff-vest, if at all, subject to attainment of the applicable performance metrics at the end of the three-year performance period.

(5)
On July 24, 2023, Mr. Sokenu received (i) 10,945 restricted stock units that vest at a rate of 50% per year on each anniversary of the date of grant and (ii) 13,682 restricted stock units and 32,929 stock options that vest at a rate of 25% per year on each anniversary of the date of grant. In the event of his termination without cause, the remaining unvested portion of Mr. Sokenu's July 24, 2023 awards will vest in full.

62	2025 Proxy Statement

Options Exercised and Stock Vested

The following table sets forth the value realized upon exercise of stock options and vesting of restricted stock units during fiscal year 2024 by each of the named executive officers.

Michael Stubblefield	—	—	194,757	4,755,500

R. Brent Jones	—	—	—	—

Benoit Gourdier	—	—	4,196	107,166

James Bramwell	—	—	18,206	444,251

Claudius Sokenu	—	—	8,892	198,914

Randy Stone	126,119	227,809	24,166	594,484

(1)
Value realized on exercise is based on the fair market value of Avantor’s common stock on the date of exercise minus the exercise price and does not necessarily reflect cash actually received by the named executive officer.
(2)
Value realized on vesting is based on the fair market value of Avantor’s common stock on the date of vesting before tax withholding and does not necessarily reflect cash actually received by the named executive officer.

Pension Benefits

United States

The Company sponsored the U.S. Pension Plan, which was a funded and tax-qualified defined benefit retirement plan. The U.S. Pension Plan provided for two types of benefits based on (i) years of service for substantially all full-time U.S. employees of the legacy VWR business who completed one full year of service by May 31, 2005 and (ii) beginning in 2016, an annual company contribution that grew at a defined rate for substantially all full-time U.S. employees of the legacy VWR business (the “Cash Balance Contribution”). The Cash Balance Contribution component of the U.S. Pension Plan excluded employees that were covered by a collective bargaining agreement. The U.S. Pension Plan was frozen on May 31, 2005 but re-opened in 2016 solely for purposes of making Cash Balance Contributions. Participation in Cash Balance Contributions was closed to new entrants as of January 1, 2019. The Cash Balance Contributions were frozen effective February 29, 2024 and the U.S. Pension Plan was terminated effective June 30, 2024.

With the termination of the U.S. Pension Plan, Messrs. Stubblefield and Bramwell, elected to have their benefit paid out in a lump sum in December 2024. Since they no longer have a benefit under the U.S Pension Plan, the present value of their accumulated pension benefit as of December 31, 2024 is $0.

Michael Stubblefield	U.S. Pension Plan	7	0	34,101

James Bramwell	U.S. Pension Plan	8	0	195,638

Supplemental Savings Retirement Plan

Mr. Stubblefield was eligible to participate in the Supplemental Savings Retirement Plan (the “SSRP”). The SSRP was a nonqualified deferred compensation plan that became effective November 14, 2013 and was closed to additional contribution in September 2014. Under the SSRP, eligible participants were entitled to defer up to 50% of their base salaries and up to 100% of their annual bonus awards. Earnings and losses on each notional account are credited based on the performance of the benchmark funds available under the SSRP that the participant selects. Any deferred

2025 Proxy Statement	63

amounts and earnings and losses thereon will be credited to a notional account for the applicable participant and become a liability for us to such participant.

The table below provides information with respect to Mr. Stubblefield’s SSRP notional accounts.

Michael Stubblefield	—	—	591	—	3,492

Termination and change in control arrangements

Stubblefield Agreement

Involuntary termination without cause (other than due to death or disability) or voluntary termination for good reason. In the event Mr. Stubblefield’s employment is terminated by us without “cause” or he resigns for “good reason” (as such terms are defined in the Stubblefield Agreement), in each case, subject to continued compliance with the restrictive covenants described below and the execution and non-revocation of a release of claims against us, we will provide him with:

•
an amount equal to two times his then-current base salary (or three times if such termination occurs within a two-year period following a “change in control” (as defined in the Company’s 2019 Equity Incentive Plan), paid in equal installments in accordance with our standard payroll policies, for a period of 24 months (or 36 months if such termination occurs within a two-year period following a “change in control”), beginning on the first payroll date following the 45th day after the termination date;
•
an amount equal to his then-current target bonus opportunity (or three times if such termination occurs within a two-year period following a “change in control”), paid in equal installments in accordance with our standard payroll policies, for a period of 12 months (or 36 months if such termination occurs within a two year period following a “change in control”), beginning on the first payroll date following the 45th day after the termination date; and
•
continued medical insurance benefits that Mr. Stubblefield would otherwise be eligible to receive as an active employee for 24 months (or 36 months if such termination occurs within a two year period following a “change in control”) following the termination date, or, if earlier, until the date upon which Mr. Stubblefield becomes eligible to receive medical benefits from a subsequent employer.

Restrictive covenants. As a result of the restrictive covenants contained in the Stubblefield Agreement, Mr. Stubblefield agreed not to disclose our confidential information at any time, and for the period during which he is employed by us and for the one-year period thereafter, he has also agreed not to solicit our employees or customers, compete with us, or interfere with our business. In addition, Mr. Stubblefield has agreed not to disparage us at any time, and we have agreed to instruct our officers and directors not to publicly disparage Mr. Stubblefield.

Section 280G “Golden Parachute” Treatment. The Stubblefield Agreement provides that if any payments or benefits to which he becomes entitled would be considered “excess parachute payments” under Section 280G of the Code, then the amount of such payments will be reduced to avoid such characterization and the resulting excise taxes if such reduction in payments will put Mr. Stubblefield in a better net after tax position.

EVP employment agreements with Messrs. Jones, Gourdier, Bramwell, Sokenu and Stone.

Involuntary Termination without “Cause” Not Following a Change in Control. In the event that any of Messrs. Jones, Gourdier, Bramwell, Sokenu and Stone is terminated by us without “cause,” other than within a two-year period following a “change in control” (as such terms are defined in their EVP Employment Agreements), subject to continued compliance with the restrictive covenants described below and the execution and non-revocation of a release of claims against us, we will provide him with:

•
an amount equal to one times his then-current base salary, paid in equal installments in accordance with our standard payroll policies, for a period of 12 months;

64	2025 Proxy Statement

•
an amount equal to one times his then-current target bonus opportunity, prorated for the year of such termination, paid in equal installments in accordance with our standard payroll policies, for a period of 12 months;
•
continued medical insurance benefits that the applicable named executive officer would otherwise be eligible to receive as an active employee for 12 months following the termination date, or, if earlier, until the date upon which the applicable named executive officer becomes eligible to receive medical benefits from a subsequent employer; and
•
with respect to Mr. Sokenu, the accelerated vesting of any unvested portion of his July 24, 2023 equity award.

Involuntary termination without cause or voluntary termination for good reason following a change in control. In the event that any of Messrs. Jones, Gourdier, Bramwell, Sokenu and Stone are terminated by us without “cause” or resigns for “good reason,” in each case within a two-year period following a “change in control” (as such terms are defined in their EVP Employment Agreements) and subject to continued compliance with the restrictive covenants described below and the execution and non-revocation of a release of claims against us, we will provide him with:

•
an amount equal to one and a half times his then-current base salary, paid in equal installments in accordance with our standard payroll policies, for a period of 12 months;
•
an amount equal to one and a half times his then-current target bonus opportunity, paid in equal installments in accordance with our standard payroll policies, for a period of 12 months; and
•
continued medical insurance benefits that the applicable named executive officer would otherwise be eligible to receive as an active employee for 18 months (following the termination date, or, if earlier, until the date upon which the applicable named executive officer becomes eligible to receive medical benefits from a subsequent employer.

Restrictive covenants. As a result of the restrictive covenants contained in their EVP Employment Agreements, each of Messrs. Jones, Gourdier, Bramwell, Sokenu and Stone agreed not to disclose our confidential information at any time. Each has also agreed for the period they are employed by us and for the one-year (two years with respect to the solicitation of our employees or customers) period thereafter, not to compete with us or solicit our employees or customers. Messrs. Jones, Gourdier, Bramwell, Sokenu and Stone have also agreed not to disparage us at any time.

Potential Payments upon Termination or Change in Control

The following table describes the potential payments and benefits that would have been payable to our named executive officers assuming an eligible termination (as described above under “Executive Compensation — Executive Compensation Tables — Termination and Change in Control Arrangements”) of their employment on December 31, 2024, the last business day of 2024, and a change in control also occurring on such date.

The amounts shown in the table below do not include:

•
payments and benefits to the extent they are provided generally to all salaried employees upon termination of employment and do not discriminate in scope, terms or operation in favor of the named executive officers; or
•
distributions of previously vested plan balances under the Savings Plan and the SSRP (for more information about the SSRP, see “Executive Compensation — Executive Compensation Tables — Supplemental Savings Retirement Plan”).

2025 Proxy Statement	65

Michael Stubblefield

Cash severance	2,253,692	—	—	3,380,539

Annual cash incentive	1,859,296	—	—	5,577,889

Equity awards (continued or accelerated vesting)(4)	—	16,613,105	9,798,920	16,613,105

Estimated health & welfare benefits	37,334	—	—	56,001

Total	4,150,323	16,613,105	9,798,920	25,627,534

R. Brent Jones

Cash severance	611,519	—	—	917,279

Annual cash incentive	489,215	—	—	733,823

Equity awards (continued or accelerated vesting)(4)	—	4,291,883	2,669,472	4,291,883

Estimated health & welfare benefits	5,841	—	—	8,761

Total	1,106,575	4,291,883	2,669,472	5,951,746

Benoit Gourdier

Cash severance	516,057	—	—	774,086

Annual cash incentive	412,846	—	—	619,269

Equity awards (continued or accelerated vesting)(4)	—	1,894,164	271,753	1,894,164

Estimated health & welfare benefits	52,795	—	—	79,193

Total	981,699	1,894,164	271,753	3,366,712

James Bramwell

Cash severance	486,538	—	—	729,807

Annual cash incentive	389,231	—	—	583,846

Equity awards (continued or accelerated vesting)(4)	—	2,821,589	1,523,677	2,821,589

Estimated health & welfare benefits	19,579	—	—	29,368

Total	895,348	2,821,589	1,523,677	4,164,611

Claudius Sokenu

Cash severance	543,654	—	—	815,481

Annual cash incentive	407,740	—	—	611,611

Equity awards (continued or accelerated vesting)(4)	908,096	2,011,321	908,096	2,011,321

Estimated health & welfare benefits	5,545	—	—	8,317

Total	1,865,035	2,011,321	908,096	3,446,729

Randy Stone(5)

Cash Severance	625,000		—	—

Annual Cash Incentive	249,315		—	—

Equity Awards (continued or accelerated vesting)(4)	—		—	—

Estimated health & welfare benefits	9,659		—	—

Total	883,974		—	—

(1)
Upon termination without “cause” (as such term is defined in the Stubblefield Agreement or the Employment Letter Agreements, as applicable), (i) Mr. Stubblefield is generally entitled to (a) two times the sum of his then current base salary payable in equal installments over the 24-month period following termination, (b) one times his target bonus for the year in which the termination occurs payable in equal installments over the

66	2025 Proxy Statement

12-month period following termination and (c) continued health benefits for up to 24 months following termination, (ii) Messrs. Jones, Gourdier, Bramwell, Sokenu and Stone are generally entitled to one times the sum of (x) his then current base salary plus (y) his target bonus for the year (prorated for the year of termination in which termination occurs, payable in equal installments over the 12-month period following termination, and Messrs. Jones, Gourdier, Bramwell, Sokenu and Stone are entitled to continued health benefits for up to 12 months following termination. Mr. Stubblefield is entitled to the same payments and benefits upon a termination by him for “good reason” (as such term is defined in the Stubblefield Agreement), and (iii) the equity awards granted to Mr. Sokenu upon joining the Company on July 23, 2023 will vest in full upon a qualifying termination per the terms of his employment agreement.
(2)
Upon termination by reason of death, the named executive officer’s beneficiary or estate, as applicable, will be entitled to receive compensation and benefits accrued prior to the death plus (i) all unvested restricted stock units will vest, (ii) all unvested stock options will vest and remain exercisable for one year from the date of death and (iii) all unvested performance stock units will vest at the target level of achievement. Upon termination by reason of disability, the named executive officer will be entitled to receive compensation and benefits accrued prior to the disability plus (x) all unvested restricted stock units will vest, (y) all unvested stock options will vest and remain exercisable for one year from the date of disability and (z) all unvested performance stock units will vest at the target level of achievement.
(3)
Upon an involuntary termination within two years of a change in control or a resignation for “good reason” (such good reason termination within two years of a change in control) (as each such term is defined in the Stubblefield Agreement or the EVP Employment Agreements, as applicable), (i) Mr. Stubblefield, is generally entitled to (a) three times the sum of his then current base salary plus target bonus for the year in which the termination or resignation occurs payable in equal installments over the 36-month period following termination and (b) continued health benefits for up to 36 months following termination; and (ii) Messrs. Jones, Gourdier, Bramwell, Sokenu and Stone are generally entitled one and a half times the sum of (x) the executive’s then current base salary plus (y) his target bonus for the year in which termination or resignation occurs, payable in equal installments over the 12-month period following termination, and Messrs. Jones, Gourdier, Bramwell, Sokenu and Stone are entitled to continued health benefits for up to 18 months following termination. The Stubblefield Agreement provides that if any payments or benefits to which he becomes entitled would be considered “excess parachute payments” under Section 280G of the Code, then the amount of such payments will be reduced to avoid such characterization and the resulting excise taxes if such reduction in payments will put Mr. Stubblefield in a better net after tax position. The amount above reflects no reduction of payments.
(4)
Represents the value of all performance stock units, unvested stock options and restricted stock units issued by the Company that would vest upon death, disability or a change in control and assumes a change in control price of $21.07, which was the closing price of Avantor’s common stock as reported on the NYSE on December 31, 2024. ‘Double-trigger’ change in control vesting provisions were adopted in 2024 for all equity awards granted in 2024. Going forward, equity awards will continue to have double-trigger change in control vesting provisions.
(5)
On June 30, 2024 Mr. Stone was involuntarily terminated without cause. In accordance with the terms of his employment agreement, Mr. Stone received (i) a cash severance payment equal to the sum of (x) his then current base salary plus (y) his target bonus prorated for 2024 and (ii) continued health benefits for up to 12 months, conditioned upon his execution and non-revocation of a release of claims and his continued compliance with all applicable restrictive covenants.

CEO Pay Ratio

In accordance with SEC rules, we are providing the ratio of the annual total compensation of our CEO to the median of the annual total compensation of our employees (other than the CEO). Because the SEC rules for identifying the median employee and calculating the pay ratio permit companies to use various methodologies and assumptions, to apply certain exclusions, and to make reasonable estimates that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable with the pay ratio that we report.

For fiscal 2024:

Median Employee Total Annual Compensation:	$47,780
CEO Total Annual Compensation:	$14,500,531
Ratio of CEO Pay to Median Employee Compensation:	303:1

We believe the foregoing ratio is a reasonable estimate calculated in a manner consistent with the SEC rules.

To identify our median employee, we used salary/wages, annual incentive/bonus and vested incentive compensation awards from our payroll records in fiscal year 2024 for all individuals who were employed by us on December 31, 2024, excluding our CEO. This includes U.S. and non-U.S. employees who were full-time, part-time, or temporary employees and those on an approved leave of absence. We annualized for any permanent employees who joined the company during fiscal year 2024. Employees on unpaid leave for more than a year as of the determination date have no practical impact on the median employee determination and are excluded. We did not make any cost-of-living adjustments. Compensation paid in foreign currencies was converted to U.S. dollars based on the month-end spot exchange rate as of December 31, 2024, for the relevant period.

As of December 31, 2024, the Company employed approximately 13,500 employees located in over 30 different countries in a variety of roles. Approximately 5,300 of our associates were employed in the United States, and the remainder were employed outside of the United States. In 2024 we did not exclude any countries.

2025 Proxy Statement	67

Equity Compensation Plans

The following table provides information as of December 31, 2024 regarding the number of shares of our common stock that may be issued under our equity compensation plans:

Equity Compensation Plans Approved by Security Holders	16.5	(1)	21.94	38.4	(2)

Equity Compensation Plans Not Approved by Security Holders	—		—	—

Total	16.5		21.94	38.4

(1)
The number of securities to be issued upon exercise of outstanding options, warrants and rights includes 6.4 million options issuable pursuant to outstanding equity awards under the Avantor, Inc. 2019 Equity Incentive Plan. The weighted-average exercise price of such options is $22.34. It also includes 4.6 million shares issuable pursuant to outstanding equity awards under the Vail Holdco Equity Incentive Plan. The weighted-average exercise price of such options is $23.21. It also includes 0.9 million shares issuable pursuant to outstanding equity awards under the Avantor Funding, Inc. 2016 Equity Incentive Plan. The weighted-average exercise price of such options is $12.42. Reflects the weighted average exercise price of stock options only. As restricted stock unit awards have no exercise price, they are excluded from the weighted average exercise price calculation set forth in column (b).
(2)
The number of securities remaining available for issuance includes 37.5 million shares that can be issued pursuant to future awards under the 2019 Equity Incentive Plan as well as 0.9 million shares that can be issued pursuant to the Avantor, Inc. 2019 Employee Stock Purchase Plan. The maximum number of shares that may be granted under the 2019 Equity Incentive Plan is 23,500,000 shares without giving effect to any “evergreen” increase, pursuant to which such “Absolute Share Limit” is automatically increased on the first day of each fiscal year through 2029 in an amount equal to the lower of (x) 1% of the total number of shares outstanding on the last day of the immediately preceding fiscal year and (y) a lower number of shares determined by the Board of Directors.

68	2025 Proxy Statement

Pay Versus Performance Disclosure

In accordance with SEC rules, we prepared the analysis set forth below of the relationship between the compensation actually paid to our principal executive officer (“PEO”) and non-PEO named executive officers (the “Non-PEO NEOs”), and certain financial performance measures over the last five years.

Pay versus performance Disclosure table

The following table sets forth the compensation for our PEO and the average compensation for our Non-PEO NEOs, both as reported in the Summary Compensation Table and with certain adjustments to reflect the compensation actually paid ("CAP") to such individuals, as defined under SEC rules, for each of 2024, 2023, 2022, 2021 and 2020. The table also provides information on our cumulative total stockholder return ("TSR"), the cumulative TSR of our peer group, Net Income and Revenue over such years in accordance with SEC rules.

Pay Versus Performance Table

2024	$14,525,638	$11,178,551	$3,426,772	$1,778,724	$116.09	$146.87	$711.5	$6,783.6
2023	$12,338,767	$8,925,771	$3,683,836	$2,493,597	$125.79	$143.18	$321.1	$6,967.2
2022	$10,831,766	$(28,632,167)	$2,553,081	$(7,183,678)	$116.20	$140.29	$686.5	$7,512.4
2021	$13,260,913	$45,709,309	$3,538,486	$12,019,256	$232.18	$143.09	$572.6	$7,386.1
2020	$11,257,062	$33,997,170	$4,588,288	$10,679,332	$155.10	$113.45	$116.6	$6,393.6

Notes:

(1)
Compensation for our PEO, Michael Stubblefield, reflects the amounts reported in the "Summary Compensation Table" for the respective years. Average compensation for our non-PEO NEOs included: (a) for 2024, R. Brent Jones, Benoit Gourdier, James Bramwell, Randy Stone, Claudius Sokenu; (b) for 2023, R. Brent Jones, Randy Stone, James Bramwell, Frederic Vanderhaegen, Gerard Brophy and Thomas Szlosek; (c) for 2022 and 2021, Thomas Szlosek, Frederic Vanderhaegen, Gerard Brophy and Sheri Lewis; and (d) for 2020, Thomas Szlosek, Frederic Vanderhaegen, Gerard Brophy and Michael Wondrasch.
(2)
Compensation "actually paid" for the PEO and average compensation "actually paid" for our non-PEOs NEOs in each of 2024, 2023, 2022, 2021 and 2020 reflects the respective amounts set forth in columns (b) and (d) of the table above, adjusted as set forth in the tables below, as determined in accordance with SEC rules. The dollar amounts reflected in columns (b) and (d) of the table above do not reflect the actual amount of compensation earned by or paid to the PEO and our other Non-PEO NEOs during the applicable year. For more information regarding the decisions made by our Compensation and Human Resources Committee in regard to the PEO's and our other Non-PEO NEOs' compensation for fiscal year 2024, see "Compensation Discussion and Analysis — Compensation Philosophy and Objectives — How We Make Compensation Decisions."

2025 Proxy Statement	69

PEO Summary Compensation Table Total to Compensation Actually Paid Reconciliation:

Total Compensation as reported in SCT	$14,525,638	$12,338,767	$10,831,766	$13,260,913	$11,257,062

Subtract change in the actuarial present value of pension benefits	$—	$(7,895)	$—	$(5,342)	$(6,272)

Add service cost of pension benefits	$—	$2,684	$3,421	$3,388	$2,875

Subtract grant date fair value of equity awards granted during covered year reported in SCT	$(11,276,173)	$(10,966,272)	$(9,684,956)	$(8,633,149)	$(7,313,957)

Add fair value of equity compensation granted in current year – value at year-end	$9,149,167	$7,305,449	$3,260,458	$18,576,571	$16,957,180

Add dividends accrued on unvested shares/share units	—	—	$—	$—	$—

Add/subtract change in fair value from end of prior fiscal year to end of current fiscal year for awards made in prior fiscal years that were unvested at end of current fiscal year	$(1,323,388)	$(921,458)	$(28,816,798)	$17,291,985	$ 10,226,909

Add/subtract change in fair value from end of prior fiscal year to vesting date for awards made in prior fiscal years that vested during current fiscal year	$463,117	$1,174,497	$(4,226,057)	$5,214,944	$2,873,373

Subtract fair value of forfeited awards determined at end of prior year for awards made in prior fiscal years that were forfeited during current fiscal year	(359,810)	—	$—	$—	$—

Compensation Actually Paid to PEO	$11,178,551	$8,925,771	$(28,632,167)	$45,709,309	$33,997,170

Average Non-PEO Summary Compensation Table Total to Compensation Actually Paid Reconciliation:

Total Compensation as reported in SCT	$3,426,772	$3,683,836	$2,553,081	$3,538,486	$4,588,288

Subtract change in the actuarial present value of pension benefits	$—	$(5,613)	$(1,726)	$(2,787)	$(4,428)

Add service cost of pension benefits	$—	$1,806	$2,495	$2,491	$982

Subtract grant date fair value of equity awards granted during fiscal year reported in SCT	$(2,405,576)	$(3,117,887)	$(1,963,157)	$(1,861,530)	$(3,340,903)

Add fair value of equity compensation granted in current year – value at year-end	$1,516,142	$2,221,730	$660,865	$4,005,523	$6,814,068

Add dividends accrued on unvested shares/share units	—	—	$—	$—	$—

Add/subtract change in fair value from end of prior fiscal year to end of current fiscal year for awards made in prior fiscal years that were unvested at end of current fiscal year	$(193,197)	$(81,272)	$(6,381,045)	$5,398,965	$2,303,223

Add/subtract change in fair value from end of prior fiscal year to vesting date for awards made in prior fiscal years that vested during current fiscal year	$(72,956)	$138,465	$(2,054,191)	$938,108	$318,100

Subtract fair value of forfeited awards determined at end of prior year for awards made in prior fiscal years that were forfeited during current fiscal year	$(492,462)	$(347,467)	$—	$—	$—

Compensation Actually Paid to Non-PEO NEOs	$1,778,724	$ 2,493,597	$(7,183,678)	$ 12,019,256	$ 10,679,332

(3)
TSR is cumulative (assuming $100 was invested on December 31, 2019) for the measurement periods beginning on December 31, 2019 and ending on December 31 of each of 2024, 2023, 2022, 2021 and 2020, respectively, calculated in accordance with Item 201(e) of Regulation S-K. The peer group for purposes of this table is the S&P 500 Health Care Index. Historic stock price performance is not necessarily indicative of future stock performance.
(4)
Reflects "Net Income" in the Company's Consolidated statements of operations included in its Annual Reports on Form 10-K for each of the years ended December 31, 2024, 2023, 2022, 2021 and 2020.

70	2025 Proxy Statement

Tabular List of Most Important Financial Performance Measures

The unranked list below represents, in Avantor’s view, Avantor’s most important financial measures used to link compensation to performance:

Adjusted EPS

Adjusted Operating Income

Free Cash Flow

Relative TSR

Revenue

(1)
For more information regarding these company performance metrics and their function in the Company’s executive compensation program, see “Compensation Discussion and Analysis.” For information about these non-GAAP financial measurements, including reconciliations to the most directly comparable GAAP-based financial measurements, see "Appendix A — Non-GAAP Financial Measurements."

Relationship between Compensation Actually Paid and Company Performance

Compensation Actually Paid vs. Total Stockholder Return

As shown in the chart below, the PEO and other NEOs' CAP amounts are aligned with our TSR. Our higher TSR in 2020 and 2021 (both on an absolute basis and relative to the S&P 500 Health Care Index) directionally aligned with higher CAP for the PEO and NEOs, while weaker performance resulted in negative CAP in 2022 and lower CAP in 2023 and 2024.

(a)
Total stockholder return in the above chart, in the case of both the Company and our peer group as noted in footnote 3 of the above Pay versus Performance Table, reflects the cumulative return of $100 as if invested on December 31, 2019 through December 31, 2024, calculated in accordance with Item 201(e) of Regulation S-K.

2025 Proxy Statement	71

Compensation Actually Paid vs. Net Income

Our strong Net Income growth in 2020 and 2021 directionally aligned with higher CAP for those years, while Growth was slower in 2022 and 2023, which aligned with lower compensation actually paid. The net income increase in 2024 is also aligned with the increase in CAP

Compensation Actually Paid vs. Company Selected Measure

Our strong Revenue growth in 2020 and 2021 directionally aligned with higher CAP for those years, while growth was slower in 2022, 2023 and 2024 which aligned with lower compensation actually paid.

72	2025 Proxy Statement

Householding of Proxy Materials

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for Proxy Statements and notices with respect to two or more stockholders sharing the same address by delivering a single Proxy Statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies and helps the environment by conserving natural resources. Some brokers household proxy materials, delivering a single Proxy Statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Proxy Statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request prompt delivery of a copy of this Proxy Statement and the Annual Report by contacting the Corporate Secretary at 610-386-1700 or: Avantor Inc., Corporate Secretary’s Office, Radnor Corporate Center, Building One, Suite 200, 100 Matsonford Road, Radnor, PA 19087.

2025 Proxy Statement	73

Questions and Answers About the Meeting and Voting

1.	How do I attend the 2025 Annual Meeting?

This year’s Annual Meeting will again be a virtual meeting, conducted via live audio webcast on the Internet. Stockholders of record as of March 14, 2025, will be able to attend and participate in the Annual Meeting online vote and submit questions during the Annual Meeting by accessing www.virtualshareholdermeeting.com/AVTR2025. If your shares are held in a brokerage account or by another nominee or trustee, you are considered the beneficial owner of shares held in street name. If you are a beneficial owner, you are also invited to attend and participate in the Annual Meeting online.

Even if you plan to attend the Annual Meeting online, we recommend that you also vote by proxy as described herein so that your vote will be counted if you decide not to attend the Annual Meeting.

Access to the Audio Webcast of the Annual Meeting. The live audio webcast of the Annual Meeting will begin promptly at 11:00 a.m., Eastern Time. Online access to the audio webcast will open approximately thirty minutes prior to the start of the Annual Meeting to allow time for you to log in and test the computer audio system. We encourage our stockholders to access the meeting prior to the start time.

Log in Instructions. To attend the online Annual Meeting, log in at www.virtualshareholdermeeting.com/AVTR2025. Stockholders of record will need to enter the 16-digit control number appearing on their Notice of Internet Availability of Proxy Materials or proxy card. If you are a beneficial stockholder, you may contact the bank, broker or other institution where you hold your account if you have questions about obtaining your control number. If you do not have a control number, you may still attend the meeting as a guest in listen-only mode.

Submitting Questions at the virtual Annual Meeting. As part of the Annual Meeting, we will hold a live question and answer session, during which we intend to answer questions submitted during the meeting in accordance with the Annual Meeting’s Rules of Conduct that are pertinent to the Company and meeting matters, as time permits. Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered once.

Technical Assistance. Beginning 30 minutes prior to the start of and during the virtual Annual Meeting, we will have support team ready to assist stockholders with any technical difficulties they may have accessing or hearing the virtual meeting.

If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual shareholder meeting log in page.

74	2025 Proxy Statement

2.	Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules and regulations adopted by the SEC, instead of mailing a printed copy of our proxy materials to each stockholder of record, we are furnishing proxy materials, including this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2024, by providing access to such documents on the Internet. Stockholders will not receive printed copies of the proxy materials unless they request them. Instead, commencing on or about March 28, 2025, a Notice of Internet Availability of Proxy Materials (the “Notice”) was sent to most of our stockholders which will instruct you how to access and review the proxy materials on the Internet. The Notice also instructs you to submit your proxy via the Internet. If you would like to receive a paper or email copy of our proxy materials, please follow the instructions for requesting such materials in the Notice.

3.	Who is entitled to vote and how many votes do I have?

If you were a stockholder of record of Avantor common stock, par value $0.01 per share, at the close of business on March 14, 2025, you are eligible to vote at the Annual Meeting. For each matter presented for vote, you have one vote for each share you own.

4.	What is the difference between holding shares as a stockholder of record/registered stockholder and as a beneficial owner of shares?

Stockholder of Record or Registered Stockholder. If your shares of common stock are registered directly in your name with our transfer agent, Equiniti Trust Company, you are considered a “stockholder of record” or a “registered stockholder” of those shares.

Beneficial Owner of Shares. If your shares are held in an account at a bank, brokerage firm or other similar organization, including shares purchased through our employee stock purchase plan, then you are a beneficial owner of shares held in street name. In that case, you will have received these proxy materials from the bank, brokerage firm or other similar organization holding your account and, as a beneficial owner, you have the right to direct your bank, brokerage firm or similar organization as to how to vote the shares held in your account.

5.	How do I vote if I am a stockholder of record?

By Telephone or Internet. All stockholders of record can vote by touchtone telephone within the United States, U.S. territories and Canada, using the toll-free telephone number on the proxy card, or through the Internet, using the procedures and instructions described on the proxy card. The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares and to confirm that their instructions have been recorded properly.

By Written Proxy. All stockholders of record can also vote by written proxy card. If you sign and return your proxy card but do not mark any selections giving specific voting instructions, your shares represented by that proxy will be voted as recommended by the Board of Directors.

Online During the Meeting. All stockholders of record may vote during the virtual Annual Meeting by visiting the Annual Meeting website at www.virtualshareholdermeeting.com/AVTR2025 and entering their control number listed on their proxy card. For more information, see “Questions and Answers About the Meeting and Voting —1. How do I attend the 2025 Annual Meeting?”

Even if you plan to attend the Annual Meeting, we recommend that you also vote by proxy as described herein so that your vote will be counted if you decide not to attend the Annual Meeting.

2025 Proxy Statement	75

6.	How do I vote if I am a beneficial owner of shares?

Your broker is not permitted to vote on your behalf on the election of directors and other matters to be considered at the Annual Meeting (except on the ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm for 2025), unless you provide specific instructions by completing and returning the voting instruction form from your broker, bank or other financial institution or following the instructions provided to you for voting your shares via telephone or the Internet. For your vote to be counted, you will need to communicate your voting decisions to your broker, bank or other financial institution before the date of the Annual Meeting. If you wish to be able to vote your shares at the meeting, you must obtain a legal proxy from that entity and register in advance of the Annual Meeting. For more information, see “Questions and Answers About the Meeting and Voting — 1. How do I attend the 2025 Annual Meeting?”

7.	Who can attend the Annual Meeting?

Stockholders of record as of March 14, 2025, will be able to attend and participate in the Annual Meeting online, vote and submit questions during the Annual Meeting by accessing www.virtualshareholdermeeting.com/AVTR2025. If your shares are held in a brokerage account or by another nominee or trustee, you are considered the beneficial owner of shares held in street name. If you are a beneficial owner, you are also invited to attend and participate in the Annual Meeting online. For more information, see “Questions and Answers About the Meeting and Voting — 1. How do I attend the 2025 Annual Meeting?” If you do not comply with the procedures outlined above, you will not be admitted to the virtual Annual Meeting.

Even if you plan to attend the Annual Meeting online, we recommend that you also vote by proxy as described herein so that your vote will be counted if you decide not to attend the Annual Meeting.

8.	Can I revoke my proxy or change my vote?
You may revoke your proxy at any time before it is actually voted at the Annual Meeting by any of the following:
• Delivering written notice of revocation to our Secretary at Radnor Corporate Center, Building One, Suite 200, 100 Matsonford Road, Radnor, PA 19087 by 11:59 p.m. EDT on May 7, 2025;
• Submitting a later dated proxy by 11:59 p.m. on May 7, 2025; or
• Attending the Annual Meeting online and voting by following the instructions at www.virtualshareholdermeeting.com/AVTR2025.

Your attendance at the Annual Meeting online will not, by itself, constitute revocation of your proxy. You may also be represented by another person present in attendance online at the Annual Meeting by executing a form of proxy designating that person to act on your behalf. Shares may only be voted by or on behalf of the record holder of shares as indicated in our stock transfer records. If you are a beneficial stockholder but your shares are held of record by another person, such as a stock brokerage firm or bank, that person must vote the shares as the record holder in accordance with the beneficial holder’s instructions. You will need to follow the procedures of the brokerage firm, bank or other record owner in order to revoke or change any previously communicated instructions.

76	2025 Proxy Statement

9.	Is my vote confidential?
Yes. Proxy cards, ballots and voting tabulations that identify stockholders are kept confidential, except:
• as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company; • in the case of a contested proxy solicitation;
• if a stockholder makes a written comment on the proxy card or otherwise communicates their vote to management; or
• to allow the independent inspector of election to certify the results of the vote.
Broadridge Investor Communication Solutions, the independent proxy tabulator used by Avantor, counts the votes and acts as the judge of election for the meeting.

10.	What is a broker non-vote?

A “broker non-vote” occurs when a broker submits a proxy for the meeting with respect to a routine proposal but does not vote on non-routine proposals because the beneficial owner did not provide voting instructions on those matters. Under NYSE rules, the proposal to ratify the appointment of an independent registered public accounting firm (Item 2) is considered a “routine” proposal. This means that brokerage firms may vote in their discretion on behalf of clients (beneficial owners) who have not furnished voting instructions at least 15 days before the date of the Annual Meeting. In contrast, all of the other proposals set forth in this Proxy Statement are “non-routine”—brokerage firms that have not received voting instructions from their clients on these matters may not vote on these proposals.

11.	What constitutes a “quorum” for the meeting?

A quorum consists of the holders of record of a majority of the voting power of the issued and outstanding shares entitled to vote at the meeting, present in person or represented by proxy. A quorum is necessary to conduct business at the Annual Meeting. You are part of the quorum if you have voted by proxy. Abstentions and shares represented by “broker non-votes” are counted for purposes of determining the presence of a quorum.

2025 Proxy Statement	77

12.	What is the voting requirement to approve each of the proposals, and how are votes counted?

At the close of business on March 14, 2025, Avantor had 681,421,720 shares of common stock (excluding treasury shares) outstanding. Each share of common stock outstanding on the record date is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on. Treasury shares are not voted.

Item 1: Election of ten director nominees to serve one-year terms expiring in 2026. A majority of the votes cast with respect to that director’s election is required to elect each nominee named herein, which means that the number of votes cast “for” a director’s election must exceed the number of votes cast “against” that director’s election. Our bylaws require that each incumbent director nominee submit an irrevocable letter of resignation as director that becomes effective if he or she fails to receive a majority of the votes cast in an uncontested election and the Board accepts the resignation, acting on the recommendation of the Nominating and Governance Committee. If any incumbent director nominee fails to receive a majority of the votes cast in an uncontested election at which a qurum is present, the Nominating and Governance Committee will make a recommendation to the Board on whether to accept or reject such resignation. Abstentions and broker non-votes will have no effect on the outcome of the proposal for the election of each of the ten director nominees.

Item 2: Ratification of appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2025. The affirmative vote of a majority of the voting power of the outstanding common stock present in person or represented by proxy and entitled to vote thereon is required to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2025. Abstentions will be counted as present and entitled to vote on the proposal and will therefore have the effect of a negative vote. We do not expect there to be any broker non-votes with respect to the proposal.

Item 3: Advisory approval of named executive officer compensation. The affirmative vote of a majority of the voting power of the outstanding common stock present in person or represented by proxy and entitled to vote thereon is required to approve, on an advisory, non-binding basis, the compensation paid to our named executive officers. Abstentions will be counted as present and entitled to vote on the proposal and will therefore have the effect of a negative vote. Broker non-votes will be counted as present for purposes of determining whether there is a quorum but will have no effect on the outcome of the proposal.

13.	Who pays for the solicitation of proxies?

We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.

78	2025 Proxy Statement

14.	May I propose actions for consideration at the 2026 annual meeting of stockholders or nominate individuals to serve as directors?

Stockholder Proposals. To be eligible for inclusion in the Proxy Statement for our 2026 Annual Meeting of Stockholders, under the SEC’s stockholder proposal rule (Rule 14a-8(e) under the Exchange Act), a proposal must be received by our Secretary on or before November 28, 2025. The proposal should be mailed by certified mail return receipt requested to our Corporate Secretary’s Office, Avantor, Inc., 100 Matsonford Road, Building One, Suite 200, Radnor, PA 19087. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received. To make a director nomination or present other business for consideration at our 2026 Annual Meeting of Stockholders that will not be included in the Proxy Statement, you must submit a timely notice in accordance with the procedures described in our bylaws. To be timely, a stockholder’s notice must be delivered to the Secretary not less than 90 days or more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Therefore, to be presented at our 2026 Annual Meeting, such a proposal must be received on or after January 8, 2026, but not later than February 7, 2026. In the event that the date of the Annual Meeting of Stockholders to be held in 2026 is advanced by more than 30 days, or delayed by more than 30 days, from the anniversary date of this year’s Annual Meeting of Stockholders, such notice by the stockholder must be so received no earlier than 120 days prior to the Annual Meeting of Stockholders to be held in 2026 and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Any such proposal will be considered timely only if it is otherwise in compliance with the requirements set forth in our bylaws.

Proxy Access Stockholder Proposals. Pursuant to our proxy access bylaw provision, a stockholder, or a group of up to 20 stockholders, that has continuously owned for three years at least 3% of our outstanding common shares, may nominate and include in the annual meeting proxy materials up to the greater of two directors or 20% of the number of directors serving on the Board, if the stockholder(s) and the nominee(s) meet the requirements specified in our bylaws. Notice of director nominations submitted under the proxy access bylaw provision for the 2025 Annual Meeting of Stockholders must be received by the Corporate Secretary no earlier than October 29, 2025 and no later than November 28, 2025.

Further, if you intend to nominate a director and solicit proxies in support of such director nominee(s) (other than the Company’s nominees) at the 2026 Annual Meeting of Stockholders in reliance on Rule 14a-19 under the Exchange Act, in addition to the requirements set forth in the Company’s bylaws, you must also comply with the additional requirements of Rule 14a-19 under the Exchange Act.

15.	How may I obtain a copy of Avantor’s Annual Report on Form 10-K?

We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, please go to our website (www.avantorsciences.com). Copies of our Annual Report on Form 10-K for the year ended December 31, 2024, including financial statements thereto, filed with the SEC, are also available without charge to stockholders upon written request addressed to:

Investor Relations

Avantor, Inc.

Radnor Corporate Center, Building One, Suite 200

100 Matsonford Road

Radnor, PA 19087

2025 Proxy Statement	79

Other Business

The Board does not know of any other matters to be brought before the meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgement. Discretionary authority for them to do so is provided for in the proxy card.

March 28, 2025

Claudius O. Sokenu

Executive Vice President, Chief Legal and Compliance Officer and Corporate Secretary

80	2025 Proxy Statement

Appendix A

AVANTOR, INC. AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASUREMENTS

As appropriate, we supplement our results of operations determined in accordance with U.S. generally accepted accounting principles (“GAAP”) with certain non-GAAP financial measurements that we believe are useful to investors, creditors and others in assessing our performance. These measures should not be considered in isolation or as a substitute for reported GAAP results because they may include or exclude certain items as compared to similar GAAP-based measures, and such measures may not be comparable to similarly-titled measures reported by other companies. Rather, these measures should be considered as an additional way of viewing aspects of our operations that provide a more complete understanding of our business. We strongly encourage investors to review our consolidated financial statements included in reports filed with the SEC in their entirety and not rely solely on any one, single financial measurement or communication.

We have provided reconciliations of the following non-GAAP measures referred to in this Proxy Statement:

•
Organic net sales growth (decline) eliminates from our reported net sales change the impacts of revenues from acquisitions and divestitures that occurred in the last year and changes in foreign currency exchange rates. We believe that this measurement is useful as a way to measure and evaluate our underlying commercial operating performance consistently across our segments and the periods presented.
•
Adjusted operating income is our net income or loss adjusted for the following items: (i) interest expense, (ii) income tax expense, (iii) amortization of acquired intangible assets, (iv) losses on extinguishment of debt, (v) charges associated with the impairment of certain assets, (vi) gain on sale of business, (vii) and certain other adjustments. We believe that this measurement is as ways to analyze the underlying trends in our business consistently across the periods presented.
•
Adjusted EBITDA is our net income or loss adjusted for the following items: (i) interest expense, (ii) income tax expense, (iii) amortization of acquired intangible assets, (iv) depreciation expense, (v) losses on extinguishment of debt, (vi) charges associated with the impairment of certain assets, (vii) gain on sale of business, (viii) and certain other adjustments. We believe that this measurement is useful as a way to analyze the underlying trends in our business consistently across the periods presented.
•
Adjusted EPS is our adjusted net income divided by our diluted GAAP weighted average share count adjusted for anti-dilutive instruments. We believe that this measurement is an additional way to analyze the underlying trends in our business consistently across the periods presented.
•
Adjusted net income is our net income or loss first adjusted for the following items: (i) amortization of acquired intangible assets, (ii) losses on extinguishment of debt, (iii) charges associated with the impairment of certain assets, (iv) gain on sale of business, and (v) certain other adjustments. From this amount, we then add or subtract an assumed incremental income tax impact on the above noted pre-tax adjustments, using estimated tax rates, to arrive at Adjusted Net Income. We believe that this measure is useful as a way to analyze the business consistently across the periods presented.
•
Adjusted net leverage is equal to our gross debt, reduced by our cash and cash equivalents, divided by our trailing 12-month Adjusted EBITDA (excluding stock-based compensation expense and including the expected run-rate effect of cost synergies and the incremental results of completed acquisitions and divestitures as if those acquisitions and divestitures had occurred on the first day of the trailing 12-month period). We believe that this measurement is a useful way to evaluate and measure the Company’s capital allocation strategies and the underlying trends in the business.
•
Free cash flow is equal to our cash flows from operating activities, less capital expenditures, plus direct transaction costs and income taxes paid related to acquisitions and divestitures (as applicable) in the period. Free cash flow conversion is free cash flow divided by adjusted net income. We believe that these measures are useful as it provides a view on the Company’s ability to generate cash for use in financing or investing activities.

2025 Proxy Statement	81

Adjusted EBITDA

Net income	$711.5	$321.1

Amortization	299.8	307.7

Loss on extinguishment of debt	10.9	6.9
Integration-related expenses(1)	—	7.6
Restructuring and severance charges(2)	82.8	26.5
Transformation expenses(3)	58.9	5.4

Reserve for certain legal matters, net(4)	9.2	7.1
Other(5)	(3.9)	(2.8)
Impairment charges(6)	—	160.8

Gain on sale of business(7)	(446.6)	—
Pension termination charges(8)	9.3	—

Income tax expense (benefit) applicable to pretax adjustments	(54.2)	(120.2)

Adjusted Net Income	677.7	720.1

Interest expense, net	218.8	284.8

Depreciation	105.7	94.6

Income tax provision applicable to Adjusted Net Income	196.6	209.6

Adjusted EBITDA	$1,198.8	$1,309.1

(1)
Represents direct costs incurred with third parties and the accrual of a long-term retention incentive to integrate acquired companies. These expenses represent incremental costs and are unrelated to normal operations of our business. Integration expenses are incurred over a pre-defined integration period specific to each acquisition.
(2)
Reflects the incremental expenses incurred in the period related to restructuring initiatives to increase profitability and productivity. Costs included in this caption are specific to employee severance, site-related exit costs, and contract termination costs. The expenses recognized in 2024 represent costs incurred to achieve the Company’s publicly-announced cost transformation initiative.
(3)
Represents incremental expenses directly associated with the Company’s publicly-announced cost transformation initiative, primarily related to the cost of external advisors.
(4)
Represents charges and legal costs, net of recoveries, in connection with certain litigation and other contingencies that are unrelated to our core operations and not reflective of on-going business and operating results.
(5)
Represents net foreign currency (gain) loss from financing activities and other stock-based compensation expense (benefit).
(6)
Related to impairment of Ritter.
(7)
Related to gain on sale of our Clinical Services business.
(8)
Represents pension termination charges related to termination of our U.S. Pension Plan.

82	2025 Proxy Statement

Adjusted Operating Income

Net income	$711.5	$321.1

Interest expense, net	218.8	284.8

Income tax expense	142.4	89.4

Loss on extinguishment of debt	10.9	6.9

Other (expense) income, net	1.2	(5.8)

Operating income	1,084.8	696.4

Amortization	299.8	307.7

Integration-related expenses(1)	—	7.6
Restructuring and severance charges(2)	82.8	26.5
Transformation expenses(3)	58.9	5.4

Reserve for certain legal matters, net(4)	9.2	7.1
Other(5)	0.9	0.3
Impairment charges(6)	—	160.8

Gain on sale of business(7)	(446.6)	—

Adjusted Operating Income	$1,089.8	$1,211.8

(1)
Represents direct costs incurred with third parties and the accrual of a long-term retention incentive to integrate acquired companies. These expenses represent incremental costs and are unrelated to normal operations of our business. Integration expenses are incurred over a pre-defined integration period specific to each acquisition.
(2)
Reflects the incremental expenses incurred in the period related to restructuring initiatives to increase profitability and productivity. Costs included in this caption are specific to employee severance, site-related exit costs, and contract termination costs. The expenses recognized in 2024 represent costs incurred to achieve the Company’s publicly-announced cost transformation initiative.
(3)
Represents incremental expenses directly associated with the Company’s publicly-announced cost transformation initiative, primarily related to the cost of external advisors.
(4)
Represents charges and legal costs, net of recoveries, in connection with certain litigation and other contingencies that are unrelated to our core operations and not reflective of on-going business and operating results.
(5)
Represents other stock-based compensation expense (benefit).
(6)
Related to impairment of Ritter.
(7)
Related to gain on sale of our Clinical Services business.

2025 Proxy Statement	83

Adjusted earnings per share

Diluted earnings per share (GAAP)	$1.04	$0.47

Amortization	0.44	0.45

Loss on extinguishment of debt	0.02	0.01

Integration-related expenses	—	0.01

Restructuring and severance charges	0.12	0.04

Transformation expenses	0.09	0.01

Reserve for certain legal matters, net	0.01	0.01

Other	(0.01)	—

Impairment charges	—	0.24

Gain on sale of business	(0.65)	—

Pension termination charges	0.01	—

Income tax expense (benefit) applicable to pretax adjustments	(0.08)	(0.18)

Adjusted EPS (non-GAAP)	$0.99	$1.06

Weighted average shares outstanding:
Share count for Adjusted EPS (non-GAAP)	681.9	678.4

Free cash flow

Net cash provided by operating activities	$840.8	$870.0

Capital expenditures	(148.8)	(146.4)
Divestiture-related transaction expenses and taxes paid	76.3	—

Free cash flow (non-GAAP)	$768.3	$723.6

84	2025 Proxy Statement

Adjusted net leverage

Total debt, gross	$4,077.8

Less cash and cash equivalents	(261.9)

$3,815.9

Trailing twelve months Adjusted EBITDA (1)	$1,149.7

Trailing twelve months ongoing stock-based compensation expense	47.0

$1,196.7

Adjusted Net leverage (non-GAAP)	3.2 x

(1)
Represents the Adjusted EBITDA of Avantor for the trailing twelve-month period minus the results attributable to the divested business as if such divestiture had been completed on the 1st day of such trailing twelve-month period, as contemplated by our debt covenants.

Net sales

Laboratory Solutions	$4,610.1	$4,738.3	$(128.2)	$5.5	$(42.4)	$(91.3)
Bioscience Production	2,173.5	2,228.9	(55.4)	1.8	—	(57.2)
Total	$6,783.6	$6,967.2	$(183.6)	$7.3	$(42.4)	$(148.5)

2025 Proxy Statement	85

CORPORATE HEADQUARTERS One Radnor Corporate Center Building One, Suite 200 100 Matsonford Road radnor, PA 19087 (610) 386-1700

AVANTOR, INC. avantor RANDOR CORPORATE CENTER BUILDING ONE, SUITE 200 100 MATSONFORD ROAD RADNOR, PA 19087 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 PM. ET on May 7, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/AVTR2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 PM. ET on May 7, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, do Broadridge, 51 Mercedes Way, Edgewood, NY 11717. V65534-P26497 THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY AVANTOR, INC. The Board of Directors recommends you vote FOR each of the director nominees listed in Proposal 1. 1. Election of Directors The Board of Directors recommends you vote FOR Proposals 2 and 3. Ratification of the Appointment of Deloitte & Touche LLP as the Company's independent registered accounting firm for 2025. Nominees: 1a. Juan Andres For Against Abstain 000 1b. John Carethers 0 0 0 2. 1c. Lan Kang 0 0 0 1d. Dame Louise Makin 0 0 0 3. 1e. Joseph Massaro 0 0 0 1f. Mala Murthy 0 0 0 19. Jonathan Peacock 0 0 0 1h. Michael Severino 0 0 0 1i. Michael Stubblefield 0 0 0 1j. Gregory Summe 000 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Approve, on an Advisory Basis, Named Executive Officer Compensation. NOTE: To consider such other business as may properly come before the meeting or any adjournment or postponement thereof. Signature (Joint Owners) Date For Against Abstain 000 000

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com V65535-P26497 AVANTOR, INC. Annual Meeting of Stockholders May 8, 2025 11:00 AM ET This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Claudius Sokenu and Scott Baker, or either of them, as proxies and attorneys-in-fact, each with the power to act without the other and to appoint his substitute, and hereby authorize(s) them to vote, as designated on the reverse side of this proxy card and in their discretion on such other business as may properly come before such meeting, all of the shares of Common Stock of AVANTOR, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM ET on May 8, 2025, and any adjournment or postponement thereof and otherwise to represent the stockholder(s) at such meeting with all powers possessed by the stockholder(s) if personally present at the meeting. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made but the card is signed, this proxy will be voted in accordance with the Board of Directors' recommendations, and the discretion of the proxies with respect to such other business as may properly come before the meeting and any adjournment or postponement thereof. Continued and to be signed on reverse side